Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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TRANSENTERIX, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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April 29, 2016

To our Stockholders:

You are cordially invited to the 2016 annual meeting of stockholders (the “Annual Meeting”) of TransEnterix, Inc. to be held at the DoubleTree Suites by Hilton Raleigh-Durham, 2515 Meridian Parkway, Durham, North Carolina 27713, on June 8, 2016, at 10:00 a.m. local time.

The formal Notice of Annual Meeting of Stockholders and Proxy Statement describing the matters to be acted upon at the Annual Meeting are contained in the following pages. Stockholders also are entitled to vote on any other matters which properly come before the Annual Meeting.

Enclosed is a proxy which will enable you to vote your shares on the matters to be considered at the Annual Meeting, even if you are unable to attend in person. Please mark the proxy to indicate your vote, date and sign the proxy and return it in the enclosed envelope as soon as possible for receipt prior to the Annual Meeting.

Regardless of the number of shares you own, please be sure you are represented at the Annual Meeting either by attending in person or by returning your proxy as soon as possible.

Sincerely,

Paul A. LaViolette
Chairman of the Board of Directors

Todd M. Pope President and Chief Executive Officer

TRANSENTERIX, INC.

635 Davis Drive, Suite 300

Morrisville, North Carolina 27560

(919) 765-8400

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 8, 2016

April 29, 2016

To the stockholders of TransEnterix, Inc.:

The 2016 annual meeting of stockholders (the “Annual Meeting”) of TransEnterix, Inc., a Delaware corporation (the “Company”) will be held at the DoubleTree Suites by Hilton Raleigh-Durham, 2515 Meridian Parkway, Durham, North Carolina 27713, on Wednesday June 8, 2016, beginning at 10:00 a.m. local time, for the purpose of considering and voting upon the following:

1.	Election of Directors. The election of the nine director nominees named in the attached proxy statement to serve as directors until the next annual meeting of stockholders and until their successors are elected and qualified.

2.	Say on Pay. An advisory vote to approve the compensation paid to the Company’s named executive officers for 2015.

3.	Amendment of the Incentive Compensation Plan. A vote to amend the TransEnterix, Inc. Amended and Restated Incentive Compensation Plan, as amended (the “Plan”) to (1) approve an increase in the number of shares reserved for issuance under the Plan by 7,000,000 shares and (2) to establish maximum equity award limits for initial awards and annual awards to non-employee directors.

4.	Ratification of Appointment of Independent Accounting Firm. Ratification of the appointment of BDO USA LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

5.	Other Matters. The transaction of such other business as may lawfully come before the Annual Meeting or any adjournments thereof.

The Board of Directors currently knows of no other business to be presented at the Annual Meeting. If any other matters come before the Annual Meeting, the persons named in the enclosed proxy will vote with their judgment on those matters. For directions to the Annual Meeting, please contact the Corporate Secretary at (919) 765-8400.

Pursuant to the Company’s bylaws, the Board of Directors has fixed the close of business on April 18, 2016 as the record date for determination of the stockholders entitled to vote at the Annual Meeting and any adjournments thereof. You can ensure that your shares are voted at the meeting by voting via the Internet or by completing, signing and returning the enclosed proxy card. If you do attend the Annual Meeting, you may then withdraw your proxy and vote your shares in person. In any event, you may revoke your proxy prior to its exercise. Shares represented by proxies that are returned properly signed but unmarked will be voted in favor of proposals made by us.

By Order of the Board of Directors,

Joshua B. Weingard
Corporate Secretary

Notice Regarding Availability of Proxy Materials

for the 2016 Annual Meeting of Stockholders to be Held on June 8, 2016.

This Notice of Annual Meeting of Stockholders, our proxy statement, the proxy card and our 2015 Annual Report are available online at www.transenterix.com.

TRANSENTERIX, INC.

635 Davis Drive, Suite 300

Morrisville, North Carolina 27560

(919) 765-8400

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 8, 2016

This proxy statement is sent by the Board of Directors (the “Board”) of TransEnterix, Inc. (the “Company”), to solicit proxies to be voted at our 2016 annual meeting of stockholders (the “Annual Meeting”) to be held on Wednesday, June 8, 2016, beginning at 10:00 a.m. local time, at the DoubleTree Suites by Hilton Raleigh-Durham, 2515 Meridian Parkway, Durham, North Carolina 27713, and at any adjournments thereof, for the purposes stated in the accompanying Notice of Annual Meeting of Stockholders. This proxy statement, the enclosed proxy card, the Notice of Annual Meeting of Stockholders and the Company’s 2015 Annual Report will first be mailed to stockholders entitled to vote on or about April 29, 2016.

Special Note Regarding the Company’s History: On September 3, 2013, SafeStitch Medical, Inc. completed a merger (the “Merger”) with TransEnterix Surgical, Inc. under which TransEnterix Surgical became a wholly owned subsidiary of SafeStitch. On December 6, 2013, SafeStitch changed its name to TransEnterix, Inc. and its trading symbol to “TRXC.” In this proxy statement, when we refer to the combination of SafeStitch and TransEnterix Surgical after giving effect to the Merger, we use the terms “TransEnterix,” the “Company,” “we,” “us,” and “ours.” When we refer to the historical business, operations and corporate status of the parent in the Merger we use the term “SafeStitch” and when we refer to the historical business, operations and corporate status of the subsidiary in the Merger, we use the term “TransEnterix Surgical.” In addition, on March 31, 2014, the Company effected a one-for-five reverse stock split of its common stock, par value $0.001 per share (the “Common Stock”) in which each five shares of Common Stock were exchanged for one share. The share information in this proxy statement has been adjusted to reflect the reverse stock split.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Who can vote?

Holders of record of our Common Stock as of the close of business on April 18, 2016, the record date, will be entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof. Holders of shares of Common Stock are entitled to vote on all matters brought before the Annual Meeting.

As of the record date, there were 114,540,829 shares of Common Stock outstanding and entitled to vote on the election of directors and all other matters. Holders of Common Stock will vote on all matters as a class. Holders are entitled to one vote for each share of Common Stock outstanding as of the record date.

You do not need to attend the Annual Meeting to vote your shares. Instead, you may vote your shares by marking, signing, dating and returning the enclosed proxy card.

How do I vote?

If you are a stockholder of record (your shares are registered directly in your name with our transfer agent), you may vote in person at the Annual Meeting, vote by proxy through the Internet or vote by proxy using the enclosed proxy card. To vote through the Internet, go to www.cstproxyvote.com and complete an electronic proxy card. You will be asked for the Company Number, Proxy Number and Account Number, which are provided on the enclosed proxy card. Stockholders of record who attend the Annual Meeting may vote in person by obtaining a ballot from the inspector of elections.

If you are a beneficial owner of shares (your shares are held in the name of a brokerage firm, bank, or other nominee), you may vote by following the instructions provided in the voting instruction form, or other materials provided to you by the brokerage firm, bank, or other nominee that holds your shares. To vote in person at the Annual Meeting, you must obtain a legal proxy from the brokerage firm, bank, or other nominee that holds your shares, and present such legal proxy from the brokerage firm, bank, or other nominee that holds your shares for admittance to the Annual Meeting.

All stockholders who plan to attend the Annual Meeting in person should be prepared to present photo identification for admittance.

Whether you plan to attend the Annual Meeting or not, we urge you to vote by proxy to ensure your vote is counted. Voting by proxy will not affect your right to attend the Annual Meeting and vote. If you properly complete your paper or electronic proxy and submit it to us in time, the “proxy” (one of the individuals named on the proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, the proxy will vote your shares as recommended by the Board and, as to any other matters properly brought before the Annual Meeting, in the sole discretion of the proxy.

What are the recommendations of the Board?

The Board recommends that you vote:

“FOR” the election of all nine nominees for director named in this proxy statement;

“FOR” the approval, by advisory vote, of the executive compensation of our named executive officers for 2015;

“FOR” the approval of the amendment of the TransEnterix, Inc. Amended and Restated Incentive Compensation Plan, as amended (the “Plan”) to increase the number of shares available for awards under the Plan by seven million shares and to revise the Plan to establish maximum equity award limits for initial awards and annual awards to non-employee directors; and

“FOR” the ratification of the appointment of BDO USA LLP as our independent registered public accounting firm for the 2016 fiscal year.

The Board knows of no matters that are likely to be brought before the Annual Meeting other than the matters identified in the Notice of Annual Meeting of Stockholders. If any other matters properly come before the Annual Meeting, the proxy will be authorized to vote or otherwise act according to his judgment on those matters.

What constitutes a quorum at the Annual Meeting?

The presence in person or by proxy of the holders of a majority of the outstanding Common Stock is necessary to constitute a quorum at the meeting. Abstentions in each of the proposals will be counted for the purpose of determining whether a quorum is present at the meeting and as votes cast and will have the effect of a negative vote. Broker non-votes will be counted for the purpose of determining the existence of a quorum at the Meeting.

How many votes are required to approve the proposals to be acted upon at the Annual Meeting?

Election of Directors

With regard to the election of directors under Proposal One, votes may be cast “For” or “Withheld” for one or more of the nominees being proposed. Directors are elected by a plurality of votes, without respect to either (1) broker non-votes, or (2) proxies as to which authority to vote for one or more of the other nominees being proposed is withheld.

Approval, by Advisory Vote, of Executive Compensation

With regard to the stockholder advisory vote to approve the executive compensation for our named executive officers for 2015, the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on such matter at the Annual Meeting is required. You may vote “For” the proposal, “Against” the proposal or “Abstain” with respect to the proposal. This vote is advisory in nature and, therefore, not binding on the Company. However, our Board will consider the outcome of this vote in its future deliberations regarding executive compensation. Broker non-votes are not considered as votes cast and have no impact on the result of the vote. Abstentions are considered as negative votes.

Amendment of the Plan

With regard to the vote to approve the amendment of the Plan, the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on such matter at the Annual Meeting is required. You may vote “For” the proposal, “Against” the proposal or “Abstain” with respect to the proposal. Broker non-votes are not considered as votes cast and have no impact on the result of the vote. Abstentions are considered as negative votes.

Ratification of BDO USA LLP’s Appointment

The ratification of the appointment of BDO USA LLP as our independent registered public accounting firm requires the affirmative vote of a majority of the votes cast by all stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal. If the selection of BDO USA LLP as our independent registered public accounting firm is not ratified, the Audit Committee of the Board will reconsider its selection. Brokers are permitted to vote for this routine matter without instructions from the beneficial owners of the securities. Abstentions are considered as negative votes.

Can I revoke my proxy?

Yes. If you return your proxy card or vote via the Internet, you may revoke your proxy at any time before it is exercised. You may revoke your proxy in any one of the following ways:

•	by voting in person at the Annual Meeting;

•	by delivering a written notice of revocation before the Annual Meeting with a date later than your previously delivered proxy card to our principal offices at 635 Davis Drive, Suite 300, Morrisville, North Carolina 27560, Attention: Corporate Secretary; or

•	by timely delivering another electronic or paper proxy dated after the date of the proxy that you wish to revoke. Your most current proxy is the one that is counted.

Do I have dissenter’s rights of appraisal with respect to any proposal to be acted upon at the Annual Meeting?

No. Neither Delaware law nor the Company’s certificate of incorporation or bylaws entitle stockholders to any appraisal or similar rights of dissenters with respect to any of the proposals to be acted upon at the Annual Meeting.

Who is paying for this proxy solicitation?

We will pay for this proxy solicitation. Our officers and other regular employees may solicit proxies by mail, in person or by telephone or telecopy. These officers and other regular employees will not receive additional compensation. The Company does not currently intend to retain a third party proxy solicitor for the Annual Meeting, but may later elect to do so. We will reimburse banks, brokers, nominees, custodians and fiduciaries for their reasonable out-of-pocket expenses incurred in sending the proxy materials to beneficial owners of the shares.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the beneficial ownership of Common Stock by: (i) each person known by us to be the beneficial owner of more than 5% of our outstanding Common Stock currently; (ii) each of our current directors and director nominees (iii) each of our named executive officers; and (iv) all of our executive officers, directors and director nominees as a group. Ownership information is set forth as of April 18, 2016. Unless otherwise noted, each of the following disclaims any beneficial ownership of the shares, except to the extent of his, her or its pecuniary interest, if any, in such shares. Unless otherwise indicated, the mailing address of each individual is c/o TransEnterix, Inc., 635 Davis Drive, Suite 300, Morrisville, NC 27560.

	As of April 18, 2016
Name and Address of Beneficial Owner	Number of Shares of Common Stock (1)	Percentage of Outstanding Common Shares (2)
Directors and Executive Officers
Paul LaViolette (3)	7,612,458	6.64%
Andrea Biffi	50,000	*
Dennis J. Dougherty (4)	3,978,981	3.47%
Jane H. Hsiao, Ph.D., MBA (5)	4,970,230	4.32%
William N. Kelley, M.D. (6)	50,000	*
Aftab R. Kherani, M.D. (7)	40,000	*
David Milne (8)	7,586,692	6.62%
Richard C. Pfenniger, Jr. (9)	118,000	*
Todd M. Pope (10)	1,662,129	1.43%
William N. Starling (11)	5,922,552	5.17%
Anthony Fernando	—	—
Joseph P. Slattery (12)	583,668	*
All Executive Officers and Directors as a group (12 persons) (13)	25,028,018	21.30%

5% or More Stockholders
SOFAR S.p.A.	15,543,413	13.57%
Aisling Capital III, L.P. (14)	8,335,819	7.28%
SV Life Sciences Fund (15)	7,546,692	6.59%

*	Holds less than 1%
(1)	A person is deemed to be the beneficial owner of shares of Common Stock underlying options and warrants held by that person that are exercisable as of April 18, 2016 or that will become exercisable within 60 days thereafter.
(2)	Based on 114,540,829 shares of Common Stock outstanding as of April 18, 2016. Each beneficial owner’s percentage ownership is determined assuming that options and warrants that are held by such person (but not those held by any other person) and that are exercisable as of April 18, 2016, or that will become exercisable within 60 days thereafter, have been exercised into Common Stock. The additional shares resulting from such exercise are included in both the numerator and denominator for such beneficial owner for purposes of their calculation.
(3)	Includes 7,338,352 shares held by SV Life Sciences Fund IV, L.P. and 208,340 shares held by SV Life Sciences Fund IV Strategic Partners, L.P. Paul LaViolette is a partner of SVLSF IV, LLC and a control person of both SV Life Sciences Fund IV, L.P. and SV Life Sciences Fund IV Strategic Partners, L.P. Also includes options to purchase 65,766 shares of Common Stock.
(4)	Consists of 3,938,981 shares of Common Stock held by Intersouth Partners VII, L.P. Dennis Dougherty is a principal and a control person of Intersouth Partners VII, L.P. Also includes options to purchase 40,000 shares of Common Stock.
(5)

Includes options to purchase 150,000 shares of Common Stock, and warrants to acquire 400,000 shares of Common Stock. Dr. Hsiao’s Common Stock holdings also include beneficial ownership of shares held by

Hsu Gamma Investments, L.P. (“Hsu Gamma”), which holds 1,257,694 shares of Common Stock. Dr. Hsiao is the general partner of Hsu Gamma. Dr. Hsiao’s address is 4400 Biscayne Blvd, Miami, FL 33137.
(6)	Includes 20,000 shares of Common Stock directly held by Dr. Kelley and options to purchase 30,000 shares of Common Stock.
(7)	Consists of options to purchase 40,000 shares of Common Stock.
(8)	Includes 7,338,352 shares held by SV Life Sciences Fund IV, L.P. and 208,340 shares held by SV Life Sciences Fund IV Strategic Partners, L.P. David Milne is a managing partner of SVLSF IV, LLC and a control person of both SV Life Sciences Fund IV, L.P. and SV Life Sciences Fund IV Strategic Partners, L.P. Also includes options to purchase 40,000 shares of Common Stock.
(9)	Includes 48,000 shares of Common Stock directly held by Mr. Pfenniger and options to purchase 70,000 shares of Common Stock.
(10)	Consists of 21,010 shares of Common Stock directly held by Mr. Pope, and options to purchase 1,641,119 shares of Common Stock.
(11)	Includes 5,318,969 shares of Common Stock held by Synergy Life Science Partners, L.P., and 392,122 shares of Common Stock held by Synecor, L.L.C. William N. Starling is a managing director of Synergy Life Science Partners, L.P. and the chief executive officer of Synecor, L.L.C. Based on information made available to the Company, William N. Starling, Richard S. Stack and Mudit K. Jain share voting and investment control over the shares of Common Stock held by such entities. Also includes 4,613 shares held by Mark Starling, Trustee of the William N. Starling, Jr. and Dana Gregory Starling 1990 Irrevocable Trust and 135,223 shares held by W. Starling and D. Starling, Trustees of the Starling Family Trust, UDT August 15, 1990. Further includes options to purchase 71,625 shares of Common Stock.
(12)	Includes 147,387 shares of common stock directly held and jointly owned by Mr. Slattery and his spouse and options to purchase 436,281 shares of Common Stock.
(13)	Includes options to purchase 2,584,791 shares of Common Stock and warrants to purchase 400,000 shares of Common Stock.
(14)	The address of Aisling Capital III, LP is 888 Seventh Avenue, 30th Floor, New York, NY 10106. Based on information made available to the Company and on the Schedule 13D filings made by Aisling Capital III, LP, Steve Elms, Dennis Purcell and Andrew Schiff share voting and investment control over the shares of Common Stock held by Aisling Capital III, LP.
(15)	Consists of 7,338,352 shares held by SV Life Sciences Fund IV, L.P. and 208,340 shares held by SV Life Sciences Fund IV Strategic Partners, L.P. The address of each of SV Life Sciences Fund IV, L.P., SV Life Sciences Fund IV Strategic Partners, L.P. and SVLSF IV, LLC, their control person, is One Boston Place Suite 3900, 201 Washington Street, Boston, MA 02108. Based on information made available to the Company and on the Schedule 13G filings made by SV Life Sciences Fund IV, L.P. and SV Life Sciences Fund IV Strategic Partners, L.P., David Milne shares voting and investment control over the shares of Common Stock owned by such entities.

MANAGEMENT

Our executive officers are elected by the Board of Directors (the “Board”), and serve for a term of one year and until their successors have been elected and qualified or until their earlier resignation or removal by the Board. There are no family relationships among any of the directors and executive officers of the Company. In accordance with our amended and restated certificate of incorporation, as amended, incumbent directors are elected to serve until our next annual meeting and until each director’s successor is duly elected and qualified. No director or executive officer has been involved in any legal proceeding during the past ten years that is material to an evaluation of his or her ability or integrity.

The following table sets forth names, ages and positions with the Company for all directors and executive officers of the Company as of April 18, 2016:

Name	Age	Position	Director Since (1)
Directors and Director Nominees
Andrea Biffi	34	Director and Director Nominee	2015
Dennis J. Dougherty	68	Director	2013
Jane H. Hsiao, Ph.D., MBA	68	Director and Director Nominee	2005
William N. Kelley, M.D.	76	Director and Director Nominee	2015
Aftab R. Kherani, M.D.	42	Director and Director Nominee	2013
Paul A. LaViolette	58	Director, Chairman of the Board and Director Nominee	2013
David B. Milne	53	Director and Director Nominee	2013
Richard C. Pfenniger, Jr.	60	Director and Director Nominee	2005
Todd M. Pope	50	Chief Executive Officer, President, Director and Director Nominee	2013
William N. Starling	62	Director	2013

Other Executive Officers
Anthony Fernando	44	Chief Technology Officer
Joseph P. Slattery	51	Executive Vice President and Chief Financial Officer

(1)	Dennis Dougherty, Aftab Kherani, Paul LaViolette, David Milne and William Starling were members of the Board of Directors of TransEnterix Surgical prior to the Merger. TransEnterix Surgical is now a wholly owned subsidiary of the Company. Mr. Dougherty served as a director of TransEnterix Surgical from September 2010 until September 3, 2013. Dr. Kherani served as a director of TransEnterix Surgical from December 2012 until September 3, 2013. Mr. LaViolette served as a director and Chairman of the Board of TransEnterix Surgical from July 2011 until September 3, 2013. Mr. Milne served as a director of TransEnterix Surgical from December 2007 until September 3, 2013. Mr. Starling served as a director of TransEnterix Surgical from its founding in July 2006 until September 3, 2013. Under the Merger Agreement, at the time of the Merger on September 3, 2013, each of Messrs. Dougherty, LaViolette, Milne and Starling and Dr. Kherani became members of the Board of Directors of the Company and resigned as members of the Board of TransEnterix Surgical.

Directors

The following information summarizes, for each of our directors, his or her principal occupations and other public company directorships for at least the last five years and information regarding the specific experiences, qualifications, attributes and skills of such director:

Andrea Biffi. Mr. Biffi is currently the Chief Executive Officer of SOFAR S.p.A., a position he has held since June 2015 and he has served as a member of the Board of Directors of SOFAR S.p.A. since November

2012. Mr. Biffi has worked for SOFAR, or companies owned by SOFAR, since January 2008. Prior to becoming Chief Executive Officer, Mr. Biffi was General Manager of SOFAR from November 2012 until June 2015. From January 2008 until November 2013, Mr. Biffi served as General Manager of SOVETA BALTICA UAB, a Lithuanian subsidiary of SOFAR. Since the date of its incorporation in February 2013, Mr. Biffi has served as CEO and President of SOFAR SWISS S.A. and since March 2016, Chairman of the Board of Directors of SOFAR AMERICAS Inc.

Dennis J. Dougherty. Mr. Dougherty founded and has been the Managing General Partner of Intersouth Partners since 1985. Mr. Dougherty holds primary responsibility for Intersouth’s life science portfolio, which includes companies in biopharmaceuticals, medical technology and agribusiness, working with companies from founding through public offering. Mr. Dougherty has served on the boards of directors of more than 40 companies, most of which were privately held. Mr. Dougherty is a founder of the North Carolina Council for Entrepreneurial Development and was a member of the Steering Committee for the Kauffman Fellows Program. He has served on the Board of Directors of the National Venture Capital Association and the Board of Trustees of Oklahoma City University. Mr. Dougherty was also an office managing partner for Touche Ross and Co. (now Deloitte & Touche). He holds a B.S. in Business from Oklahoma City University and completed postgraduate studies in accounting and finance at Duke University. The Board believes that Mr. Dougherty’s deep experience in venture investment since his founding of Intersouth Partners, active work with biopharmaceuticals and medical technology companies, commitment to active participation with many entrepreneurial and start-up organizations, and his board service on many publicly held and privately owned companies has positioned him to provide valuable insight and make substantial contributions to our Board during his years of service on the Board. Mr. Dougherty was not re-nominated for election as a director at the Annual Meeting, with his agreement.

Jane H. Hsiao, Ph.D., MBA. Dr. Hsiao has served since May 2007 as Vice-Chairman and Chief Technical Officer of OPKO. Since October 2008, Dr. Hsiao has served as Chairman of the Board and, since February 2012, Interim CEO of medical device developer, Non-Invasive Monitoring Systems, Inc. (NIMS). Additionally, Dr. Hsiao serves as a director of Neovasc, Inc., a company developing and marketing medical specialty vascular devices. Dr. Hsiao previously served as the Vice Chairman-Technical Affairs and Chief Technical Officer of IVAX, from 1995 until IVAX was acquired in January 2006 by Teva. Dr. Hsiao also served as Chairman, CEO and President of IVX Animal Health, IVAX’s veterinary products subsidiary, from 1998 until 2006, and as IVAX’s Chief Regulatory Officer from 1992 to 1995. Dr. Hsiao previously served on the board of directors of Prolor and Sorrento Therapeutics, Inc., a development stage biopharmaceutical company. Dr. Hsiao received her B.S. from National Taiwan University and her Ph.D. from the University of Illinois, Chicago. Dr. Hsiao’s background in building and growing companies in the pharmaceutical and medical device industry, her strong technical expertise, as well as her senior management experience and extensive board service allow her to play an integral role as a member of our Board. Her broad experience in many biotechnology and life science companies gives her a keen understanding and appreciation of the many regulatory and developmental issues confronting medical device, pharmaceutical and biotechnology companies.

William N. Kelley, M.D. Dr. Kelley is currently Professor of Medicine at the School of Medicine of the University of Pennsylvania. He is also a director of GenVec, Inc., since June 2002. From 1989 to 2000, Dr. Kelley served as Executive Vice President of the University of Pennsylvania with responsibilities as Chief Executive Officer for the Medical Center, Dean of the School of Medicine, and the Robert G. Dunlop Professor of Medicine and Biochemistry and Biophysics. In the national leadership arena, Dr. Kelley has served as President of the American Society for Clinical Investigation, President of the American College of Rheumatology, Chair of the American Board of Internal Medicine, and Chair of the Residency Review Committee for Internal Medicine. Within the past five years, Dr. Kelley served on the board of directors of Merck & Co. Inc. and Beckman Coulter, Inc. Dr. Kelley’s experience as a practicing physician and a chief executive of a large healthcare system, as well as his experience as a director on other publicly traded healthcare company boards are the primary skills, qualifications and experience that bring value to our Board.

Aftab R. Kherani, M.D. Since September 2008, Dr. Kherani has served as an investment professional of Aisling Capital, where he is currently a Partner. Previously, Dr. Kherani was an Engagement Manager at

McKinsey & Company, where he was a member of the Pharmaceutical, Medical Product and Private Equity practices. Prior to McKinsey, Dr. Kherani was a Chief Resident in Surgery at Duke University Medical Center, where he completed his residency in general surgery. He completed a two-year post-doctoral research fellowship at Columbia University, College of Physicians & Surgeons from 2001 to 2003. Dr. Kherani currently serves as a Director of Spirox, Inc. and as a board observer at Syros Pharmaceuticals, Inc. and EarLens, Inc., both privately-held companies. Dr. Kherani received his M.D. from Duke, and his B.S. in Biology and A.B. in Economics from Duke. The Board believes that Dr. Kherani’s qualifications, skills and attributes, including his experience as a general surgeon, coupled with his strong investment background and healthcare consulting experience, position him to provide unique insights and be a valuable contributor to our Board.

Paul A. LaViolette. Mr. LaViolette has served as Chairman of our Board since September 2013. Mr. LaViolette is Managing Partner and Chief Operating Officer at SV Life Sciences (SVLS), a medical device value fund. He joined SVLS in 2009 and has over 33 years of global medical technology management experience. Prior to joining SVLS, Mr. LaViolette was most recently Chief Operating Officer at Boston Scientific Corporation (BSC), an $8 billion medical device leader. During his 15 years at BSC, he served as COO, Group President, President-Cardiology and President-International. Mr. LaViolette integrated two dozen acquisitions and led extensive product development, operations and worldwide commercial organizations. Mr. LaViolette previously held marketing and general management positions at CR Bard, and various marketing roles at Kendall (Covidien). Mr. LaViolette serves on the boards of Axon Therapies, Cardiofocus, Inc., CardioKinetix, Inc., Cibiem, Inc., CSA Medical Inc., Corvia Medical, Inc., Direct Flow Medical, Inc., Soffio Medical, Inc., ValenTx, Inc., Ximedica, each of which are privately-held, as well as the Medical Device Manufacturers Association. Mr. LaViolette received his B.A. in Psychology from Fairfield University and his MBA from Boston College. Mr. LaViolette’s broad experience and many attributes qualify him to serve on our Board, and as the Chairman of our Board. Mr. LaViolette’s vast medical device operating experience makes him knowledgeable in the areas of product launches, new product development, clinical and regulatory affairs, plant management, quality systems, international sales and marketing, acquisitions and integrations and the analysis of investment opportunities.

David B. Milne. Mr. Milne is a Managing Partner at SVLS. He joined SVLS in 2005 and has 30 years of experience in the healthcare industry having worked at several leading public and private medical technology companies. From 1999 until joining SVLS in 2005, he held the position of Vice President of Corporate Business Development at BSC and was responsible for over 50 transactions totaling nearly $2 billion in acquisitions, equity investments and development partnerships. Mr. Milne currently sits on the board of EBR Systems, Inc., Entellus Medical, Inc., Lombard Medical, Inc., ReShape Medical, Inc., and Spinal Kinetics, Inc. Previously Mr. Milne worked at Scimed Life Systems, Becton Dickinson and Parker Laboratories. He holds an MBA in Marketing/Finance from New York University and a BS in Biology from Rutgers University. The Board believes Mr. Milne brings his managerial, leadership and operational experience, particularly his acquisition, equity investment, licensing and collaboration experience to provide insights and substantial contributions to our Board.

Richard C. Pfenniger, Jr. Mr. Pfenniger served as the Interim CEO of Vein Clinics of America, Inc., a privately held company, from May 2014 through February 2015, and as the Interim CEO of IntegraMed America, Inc., a privately held company (IntegraMed), from January 2013 through June 2013. Previously, Mr. Pfenniger served as Chief Executive Officer and President of Continucare Corporation, a provider of physician services, from October 2003 until December 2011, and the Chairman of Continucare’s board of directors from September 2002 until December 2011. Additionally, Mr. Pfenniger served as CEO and Vice Chairman of Whitman Education Group, Inc., a post-secondary education provider, from 1997 until 2003. From 1994 to 1997, Mr. Pfenniger served as Chief Operating Officer of IVAX Corporation, and from 1989 to 1994 he served as Senior Vice President-Legal Affairs and General Counsel of IVAX Corporation. Prior to that, Mr. Pfenniger was engaged in the private practice of law, and earlier in his career, Mr. Pfenniger worked as a C.P.A. with Price Waterhouse & Co. Mr. Pfenniger is a director of GP Strategies, Inc., a corporate education and training company; Wright Investors’ Services Holdings, Inc., an investment management and financial advisory firm; OPKO Health, Inc.; Vein Clinics of America, Inc. and IntegraMed. Mr. Pfenniger received his B.B.A.

from Florida Atlantic University and his J.D. from the University of Florida. As a result of Mr. Pfenniger’s multi-faceted experience as a chief executive officer, chief operating officer and general counsel, he is able to provide valuable business, leadership and management advice to the Board in many critical areas. In addition, Mr. Pfenniger’s knowledge of the healthcare business has given him insight into many aspects of our business. Mr. Pfenniger also brings financial expertise to the Board, including through his service as Chairman of our Audit Committee.

Todd M. Pope. Mr. Pope became our President and Chief Executive Officer on September 3, 2013 in connection with the consummation of the Merger. Prior to the Merger, he was the president and chief executive officer of TransEnterix Surgical from September 2008. Mr. Pope has spent more than 20 years working in key leadership positions within the medical device industry. Prior to joining TransEnterix Surgical, Mr. Pope served as worldwide president of Cordis, a multi-billion-dollar division within Johnson & Johnson’s medical device business. Mr. Pope previously held a number of leadership positions within Johnson & Johnson and Boston Scientific Corporation. Mr. Pope received his bachelor’s degree from University of North Carolina at Chapel Hill, and currently serves on the University’s Kenan-Flagler Board of Visitors, and Educational Foundation Executive Board. The Board believes that Mr. Pope’s more than 20 years’ leadership experience in the medical device industry, at both privately held and multi-national companies, and his knowledge of the industry, coupled with his deep understanding of our technologies, product candidates, market and history make him an essential contributor to our Board.

William N. Starling. William N. Starling is Managing Director of Synergy Life Science Partners, LP, a life science venture capital firm founded in 2006, and Chief Executive Officer and co-founder, in 2000, of Synecor, LLC, an incubator/accelerator for new medical device companies. As CEO of Synecor, Mr. Starling is a cofounder of BaroSense Inc., Bioerodible Vascular Solutions, Inc., InnerPulse, Inc., TransEnterix, Interventional Autonomics Corporation, NeuroTronik Limited, Aegis Surgical, Limited, and Atrius Limited. Mr. Starling currently serves as President and CEO of Aegis Surgical and Atrius Limited, and as a board member of EBR Systems, Inc., iRhythm Technologies, and Novacor, Inc., all of which are privately-held. He began his career in the medical technology device industry at American Edwards Laboratories and subsequently was part of the founding management team and Director of Marketing for Advanced Cardiovascular Systems, Inc.; a cofounder, Vice President and board member of Ventritex, Inc.; and a cofounder and Chairman of the Board of Directors and President/CEO of Cardiac Pathways Corporation. Mr. Starling received his BSBA degree from the University of North Carolina at Chapel Hill and his MBA degree from the University of Southern California. The Board believes that Mr. Starling’s experience in working with companies throughout their life cycle from start-up, through IPO to publicly traded, his extensive contributions to the medical device industry and his public company board experience make him a valuable contributor to our Board.

Executive Officers (Non-Board Members)

Anthony Fernando. Mr. Fernando has served as our Chief Technology Officer since January 19, 2016 and served as Vice President, International Development, from August 2015 until his appointment as Chief Technology Officer on January 19, 2016. Previously, Mr. Fernando served as Vice President, Innovation and Technology, International, of Stryker Singapore Pvt. Ltd, a global medical technology company, from October 2013 until July 2015. Mr. Fernando served as Director of Research and Development, greater Asia, for Becton Dickinson & Company, a global medical technology company engaged in the development, manufacture and sale of medical devices, from August 2010 until October 2013. From July 2007 until July 2010, Mr. Fernando served as the Director of Research and Development, Asia — Environmental Health, at Perkinelmer Singapore Pvt. Ltd. Until July 2015, Mr. Fernando also served as a director of Stryker India Private Limited and Stryker Global Technology Center (India).

Joseph P. Slattery. Mr. Slattery has served as our Executive Vice President and Chief Financial Officer since October 2013. Previously, Mr. Slattery served as Executive Vice President and Chief Financial Officer of Baxano Surgical, Inc., a minimally invasive spine company, from April 2010 until September 2013. Mr. Slattery served as a member of the Baxano Surgical board of directors from November 2007 until April 2010 and resigned in connection with his appointment as an officer. From February 1996 through August 2007, Mr. Slattery served in various roles of increasing responsibility at Digene Corporation, a molecular diagnostics company that was acquired by Qiagen, N.V. in August 2007, including from October 2006 through August 2007 as Chief Financial Officer and Senior Vice President of Finance and Information Systems. Mr. Slattery served on the board of directors of Micromet, Inc., a publicly-held biopharmaceutical company, which was acquired by Amgen in March 2012, and currently serves on the board of directors of CVRx, Inc., a privately-held medical device company, and Exosome Diagnostics, a privately-held molecular diagnostics company. Mr. Slattery received a B.S. degree in Accountancy from Bentley University and is a Certified Public Accountant.

Director Independence

The Board, in the exercise of its reasonable business judgment, has determined that each of our current directors qualify as independent directors pursuant to the applicable NYSE MKT and SEC rules and regulations, except Mr. Pope, who is currently employed as our President and Chief Executive Officer, and Mr. Biffi, who is currently employed as the Chief Executive Officer and member of the Board of Directors, of SOFAR S.p.A., an affiliate of TransEnterix owning approximately 13.6% of the Company’s outstanding Common Stock.

Board Leadership Structure and Role in Risk Management

The Company has a separate Chairman of the Board, Mr. LaViolette, and Chief Executive Officer, Mr. Pope. We believe that having an independent director serve as our Chairman allows our Chief Executive Officer to focus on our daily business, while allowing the Chairman of the Board to fulfill the fundamental Board leadership role, which includes providing advice to and independent oversight of our management.

The Chairman of the Board role requires significant additional commitment, particularly as the Board’s oversight responsibilities continue to grow due to our expanding business operations. Our Board is committed to good corporate governance and believes that it is appropriate for an independent, highly-qualified, director to serve as its Chairman.

Our Chairman of the Board is responsible for the orderly functioning of our Board and enhancing its effectiveness. Our Chairman guides Board processes, provides input on agenda items and presides at Board meetings. Additionally, our Chairman acts as a liaison between our Board members and our executive management team, consulting regularly and providing guidance on Board-related matters.

The Board’s role in the risk oversight process includes receiving regular reports from members of senior management on areas of material risk to the Company, including operational, financial, legal and regulatory and strategic and reputational risks. In connection with its reviews of the operations of the Company’s business and its corporate functions, the Board considers and addresses the primary risks associated with these operations and functions. Our full Board regularly engages in discussions of the most significant risks that the Company is facing and how these risks are being managed.

In addition, each of the Board’s Committees, and particularly the Audit Committee, plays a role in overseeing risk management issues that fall within such Committee’s areas of responsibility. Senior management reports on at least a quarterly basis to the Audit Committee on the most significant risks facing the Company from a financial reporting perspective and highlights any new risks that may have arisen since the Audit Committee last met. The Audit Committee also meets regularly in executive sessions with the Company’s independent registered public accounting firm and reports any findings or issues to the full Board. In performing its functions, the Audit Committee and each standing committee of the Board has full access to management, as well as the ability to engage advisors. The Board receives regular reports from each of its standing committees regarding each committee’s particularized areas of focus.

Meetings of the Board and Committees and Description of Committees

Board of Directors

The Company’s Board of Directors held seven meetings and acted by written consent on one occasion during the year ended December 31, 2015. Such meetings consisted of meetings at which a quorum of the directors was present in person or by telephone. Each of our directors then serving attended at least 75% of the meetings of the Board and the committees on which they served during 2015. The Company does not have a formal policy with regard to board members’ attendance at annual meetings, but encourages them to attend each stockholders’ meeting. All of the then-current directors attended our most recent annual meeting of stockholders, held on May 7, 2015, except Mr. Dougherty.

Audit Committee

The current members of the Company’s Audit Committee are Mr. Pfenniger, Chair, Mr. Dougherty and Dr. Kherani. Mr. Pfenniger serves as the Chair of the Audit Committee. Due to each member’s extensive experience in serving operating companies in both managerial and director capacities, the Board determined that each member has the requisite knowledge of financial statements and general understanding of financial and reporting matters to allow each such member to serve on the Audit Committee. The Audit Committee Charter is available on our website at www.transenterix.com.

The Board, in the exercise of its reasonable business judgment and utilizing the general standards it applies for determining the independence of directors, has determined that each of the current and incoming Audit Committee members qualifies as independent pursuant to NYSE MKT Rule 803.

Finally, the Board has determined that Mr. Pfenniger is an audit committee financial expert as defined in Item 407(d)(5)(ii) of Regulation S-K. The Board made this determination based on Mr. Pfenniger’s extensive career and background serving as an accountant and auditor as well as his serving various operating companies in both managerial and director capacities.

The Audit Committee held eight meetings and acted by written consent on one occasion during the year ended December 31, 2015.

The following constitutes the report the Audit Committee has made to the Board of Directors:

REPORT OF THE AUDIT COMMITTEE

To the Board of Directors of TransEnterix, Inc.

The Audit Committee has reviewed and discussed with management the Company’s audited financial statements contained in its Annual Report on Form 10-K for fiscal year ended December 31, 2015 (the “Annual Report”), and has discussed with the Company’s independent registered public accounting firm the matters required to be discussed by the Public Company Accounting Oversight Board Auditing Standard No. 16 (Communications with Audit Committees). Additionally, the Audit Committee has received the written disclosures and the letter from the Company’s independent registered public accounting firm concerning its independence as required by applicable requirements of the Public Company Accounting Oversight Board regarding communications with the Audit Committee, and has discussed with the Company’s independent registered public accounting firm its independence.

In performing its functions, the Audit Committee acts in an oversight capacity. The Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for the financial statements and reports, and of the independent registered public accounting firm, which, in its report, expresses an opinion on the conformity of the Company’s annual financial statements to generally accepted accounting principles. In reliance on these reviews and discussions, and the report of the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, the inclusion of the Company’s audited financial statements in the Annual Report.

Richard C. Pfenniger, Jr., Chair

Dennis J. Dougherty

Aftab R. Kherani, M.D.

Corporate Governance and Nominating Committee

The current members of the Company’s Nominating Committee are Dr. Hsiao, Chair, Dr. Kelley, Mr. LaViolette and Mr. Milne. Due to each member’s extensive experience in serving operating companies in both managerial and director capacities, the Board determined that each member has the requisite knowledge and skills to allow each such member to serve on the Nominating Committee, and qualifies as independent pursuant to NYSE MKT Rule 803. The Corporate Governance and Nominating Committee charter is available on our web site at www.transenterix.com.

Duties of the Corporate Governance and Nominating Committee include to (1) consider and recruit candidates to fill positions on the Board, (2) recommend to the Board nominees for election as directors at each annual meeting of stockholders, (3) maintain a policy regarding the consideration of director candidates recommended by the stockholders, (4) consider the removal of any director for cause, (5) review proposed changes to the Company’s certificate of incorporation and bylaws and make recommendations to the Board, (6) review the composition of each Board committee and make recommendations to the Board and (7) investigate, in its oversight role, any matter brought to its attention.

There have been no material changes to the procedures by which security holders may recommend nominees to the Company’s Board of Directors. Please see “Board Nominations by Security Holders” on pages 14 and 15 of this proxy statement for a description of such procedures. The specific process for evaluating new directors, including stockholder-recommended nominees, will vary based on an assessment of the then current needs of the Board and the Company. The Corporate Governance and Nominating Committee will determine the desired profile of a new director, the competencies they are seeking, including experience in one or more of the following: highest personal and professional integrity, demonstrated exceptional ability and judgment and who shall be most effective in conjunction with the other nominees to the board, in collectively serving the long-term interests of the stockholders. Candidates will be evaluated in light of the target criteria chosen. The Corporate Governance and Nominating Committee does not have a formal diversity policy; in addition to the foregoing, it considers race and gender diversity in selection of qualified candidates.

The Corporate Governance and Nominating Committee held four meetings and acted by written consent on one occasion during the year ended December 31, 2015. On April 12, 2016, the Corporate Governance and Nominating Committee nominated the nine nominees identified in Proposal One to stand for election to the Board of Directors, of which nine are standing for re-election. The Company has not engaged the services of or paid a fee to any third party or parties to identify or evaluate or assist in identifying or evaluating potential nominees.

Compensation Committee

The current members of the Company’s Compensation Committee are Mr. Starling, Chair, Mr. LaViolette, Dr. Kherani and Dr. Hsiao. Due to each member’s extensive experience in serving operating companies in both managerial and director capacities, the Board determined that each member has the requisite knowledge and skills to allow each such member to serve on the Compensation Committee. The Compensation Committee Charter is available on our website at www.transenterix.com.

The Board, in the exercise of its reasonable business judgment and utilizing the general standards it applies for determining the independence of directors, has determined that each of the Compensation Committee members qualifies as independent pursuant to NYSE MKT Rule 803.

The Compensation Committee held four meetings during the year ended December 31, 2015.

Duties of the Compensation Committee include (1) evaluating the CEO’s performance and setting the chief executive officer’s compensation based on this evaluation, (2) reviewing and approving the compensation of executive officers and other key officers of the Company, (3) considering, during its evaluation of chief executive officer and other executive officer compensation, the results of the most recent stockholder advisory vote on executive compensation, if and when required by the applicable securities laws, rules and regulations, (4) reviewing and approving incentive compensation plans and equity-based plans for which directors, executive officers and/or other key officers of the Company are eligible participants, (5) determining awards of stock, including stock options, pursuant to any of the Company’s equity-based plans now or in the future in effect and exercising such other power and authority as may be permitted or required under such plans, (6) reviewing from time to time and making recommendations to the Board regarding the compensation of directors and (7) reviewing and discussing with management the Company’s Compensation Discussion and Analysis if included in the Company’s annual proxy statement and producing a report on executive compensation for inclusion in the Company’s annual proxy statement that complies with the rules and regulations of the SEC and any other applicable rules and regulations.

The Compensation Committee may also invite other directors and members of management to participate in their deliberations, or to provide information to the Committee for its consideration with respect to such deliberations, except that the chief executive officer may not be present for the deliberation of or the voting on compensation for the chief executive officer. The chief executive officer may, however, be present for the deliberation of or the voting on compensation for any other officer. The Compensation Committee also has authority to retain such compensation consultants, outside counsel and other advisors as the Committee in its sole discretion deems appropriate.

Section 16(a) Beneficial Ownership Reporting Compliance

Under Section 16(a) of the Securities Exchange Act of 1934, as amended (the Exchange Act), the Company’s directors, executive officers and persons who own more than ten percent (10%) of our Common Stock are required to file with the Securities and Exchange Commission (the SEC) initial reports of ownership and reports of changes in ownership of the Common Stock and other equity securities of the Company. To the Company’s knowledge, based solely on a review of copies of such reports furnished to the Company during and/or with respect to the year ended December 31, 2015, the Company is not aware of any late or delinquent filings required under Section 16(a) of the Exchange Act in respect of the Company’s equity securities.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer and other persons performing similar functions. A copy of our Code of Business Conduct and Ethics is available on our website at www.transenterix.com. We intend to post amendments to, or waivers from a provision of, our Code of Business Conduct and Ethics that apply to our principal executive officer, principal financial officer or persons performing similar functions on our website.

Certain Relationships and Related Transactions

TransEnterix Surgical was spun off from Synecor, LLC in 2006 when it was separately incorporated. Various research and development services and administrative services were purchased from Synecor, LLC and its wholly owned subsidiary Synchrony Labs LLC and totaled approximately $435,000 and $66,000 for the years ended December 31, 2015 and 2014, respectively. All transactions between Synecor, LLC and TransEnterix Surgical were arms’-length transactions in which fair value was paid for the services provided. Director William Starling is affiliated with Synecor, LLC. Since the Merger, the Audit Committee has approved all transactions between the Company and Synecor, LLC or Synchrony Labs LLC. The Company may continue to procure animal lab study services from Synchrony Labs in 2016.

TransEnterix Italia, S.r.l., our wholly owned Italian subsidiary, is party to a six month service agreement that commenced on September 18, 2015 for administrative expenses and rent with SOFAR, a shareholder that owned approximately 15.5% of the Company’s common stock at December 31, 2015 and for which Andrea Biffi, a director of the Company, serves as Chief Executive Officer. Expenses under this agreement were approximately $89,000 for the year ended December 31, 2015.

Review and Approval of Transactions with Related Persons

In accordance with our Code of Business Conduct and Ethics, and Audit Committee procedures, the Audit Committee of our Board reviews and approves all transactions that are required to be reported under Item 404(a) of Regulation S-K, including each transaction described above. In order to approve a related person transaction, the Audit Committee requires that (i) such transactions be fair and reasonable to us at the time it is authorized by the Audit Committee and (ii) such transaction must be authorized, approved or ratified by the affirmative vote of a majority of the members of the Audit Committee who have no interest, either directly or indirectly, in any such related person transaction.

Communication with the Board

Interested parties who want to communicate with the independent or non-management directors as a group, with the Board as a whole, any Board committee or any individual Board members should address their communications to the Board, the Board members or the Board committee, as the case may be, and send them to c/o Corporate Secretary, TransEnterix, Inc., 635 Davis Drive, Suite 300, Morrisville, North Carolina 27560, or call the Corporate Secretary at (305) 575-4602. The Corporate Secretary will forward all such communications directly to such Board members. Any such communications may be made on an anonymous and confidential basis.

There have been no changes to the procedures by which interested parties may communicate with the Board.

Board Nominations by Security Holders

The Nominating Committee considers nominees proposed by our stockholders. To recommend a prospective nominee for the Corporate Governance and Nominating Committee’s consideration, you may submit the candidate’s name by delivering notice in writing to our Corporate Secretary, TransEnterix, Inc., 635 Davis Drive, Suite 300, Morrisville, North Carolina 27560.

A stockholder nomination submitted to the Corporate Governance and Nominating Committee must include at least the following information (and can include such other information the person submitting the recommendation desires to include), and must be submitted to the Company in writing:

(i) The name, address, telephone number, fax number and e-mail address of the person submitting the recommendation;

(ii) The number of shares and description of the Company voting securities held by the person submitting the nomination and whether such person is holding the shares through a brokerage account (and if so, the name of the broker-dealer) or directly;

(iii) The name, address, telephone number, fax number and e-mail address of the person being recommended to the Corporate Governance and Nominating Committee to stand for election at the next annual meeting (the “proposed nominee”) together with information regarding such person’s education (including degrees obtained and dates), business experience during the past ten years, professional affiliations during the past ten years, and other relevant information;

(iv) Information regarding any family relationships of the proposed nominee as required by Item 401(d) of SEC Regulation S-K;

(v) Information whether the proposed nominee or the person submitting the recommendation has (within the ten years prior to the recommendation) been involved in legal proceedings of the type described in Item 401(f) of SEC Regulation S-K (and if so, provide the information regarding those legal proceedings required by Item 401(f) of Regulation S-K);

(vi) Information regarding the proposed nominee’s ownership of shares in the Company required by Item 403 of Regulation S-K;

(vii) Information regarding certain relationships and related party transactions of the proposed nominee as required by Item 404 of Regulation S-K; and

(viii) The signed consent of the proposed nominee in which he or she consents to being nominated as a director of the Company if selected by the Nominating Committee, states his or her willingness to serve as a director, if elected, for compensation not greater than that described in the most recent proxy statement; states whether the proposed nominee is “independent” as defined by NYSE MKT Rule 803; and attests to the accuracy of the information submitted in such consent.

For next year’s annual meeting, which is expected to be held in June 2017, nominations should be submitted no sooner than February 8, 2017 and no later than March 10, 2017.

When the information required above has been received, the Corporate Governance and Nominating Committee will evaluate the proposed nominee based on the criteria described below, with the principal criteria being the needs of the Company and the qualifications of such proposed nominee to fulfill those needs.

The process for evaluating a director nominee is the same whether a nominee is recommended by a stockholder or by an existing officer or director. The Corporate Governance and Nominating Committee has established criteria for selection of potential directors, taking into consideration the following attributes which are desirable for a member of our Board of Directors: leadership; independence; interpersonal skills; financial acumen; business experiences; industry knowledge; and diversity of viewpoints. The Corporate Governance and Nominating Committee will periodically assess the criteria to ensure it is consistent with best practices and the goals of the Company; identify individuals who satisfy the criteria for selection to the Board and, after consultation with the Chair of the Board, make recommendations to the Board on new candidates for Board membership; and receive and evaluate nominations for Board membership which are recommended by existing directors, corporate officers, or stockholders in accordance with policies set by the Corporate Governance and Nominating Committee and applicable laws.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) describes our compensation program for our named executive officers (“Named Executive Officers”) during the fiscal year ended December 31, 2015. The following discussion focuses on our compensation program and compensation-related decisions for 2015 and also addresses why we believe our compensation program is appropriate for the Company.

Business Overview for 2015

The Company is a medical device company that is pioneering the use of robotics to improve minimally invasive surgery by addressing the clinical challenges associated with current laparoscopic and robotic options. The Company is focused on the commercialization and further development of the ALF-X® Surgical Robotic System (the “ALF-X System”), a multi-port robotic system that brings the advantages of robotic surgery to patients while enabling surgeons with innovative technology, and on the development and commercialization of the SurgiBot™ System (the “SurgiBot System”), a single-port, robotically enhanced laparoscopic surgical platform.

On September 18, 2015, the Company acquired all of the assets associated with the ALF-X System under a Membership Interest Purchase Agreement, with SOFAR S.p.A., (“SOFAR”) as seller, Vulcanos S.r.l. (“Vulcanos”), as the acquired company, and TransEnterix International, Inc. (“TransEnterix International”), a direct, wholly owned subsidiary of the Company which was incorporated in September 2015, as buyer. The closing of the transactions occurred on September 21, 2015. At the closing, the Company changed the name of Vulcanos to TransEnterix Italia S.r.l. The acquisition included all of the assets, employees and contracts related to the ALF-X System. The ALF-X System is a multi-port robotic surgery system which allows multiple robotic arms to control instruments and a camera. The system features advanced technology to enable surgeons with haptic feedback and the ability to move the camera via eye movement. The system replicates laparoscopic motion that is familiar to experienced surgeons, and integrates three-dimensional high definition (“3DHD”) vision technology. The ALF-X System also offers responsible economics to hospitals by offering robotic technology with reusable instruments thereby reducing additional costs per surgery when compared to laparoscopy. The ALF-X System has been granted a CE Mark in Europe for laparoscopic abdominal and pelvic surgery, as well as limited thoracic operations excluding cardiac and vascular surgery, but is not available for sale in the U.S.

The SurgiBot System is designed to utilize flexible instruments through articulating channels controlled directly by the surgeon, with robotic assistance, while the surgeon remains patient-side within the sterile field. The flexible nature of the SurgiBot System allows for multiple instruments to be introduced and deployed through a single site, thereby offering room for visualization and manipulation once inside the body. The SurgiBot System also allows for 3DHD vision technology. On June 1, 2015, the Company submitted its 510(k) application to the FDA for clearance of the SurgiBot System which was accepted for review. In August 2015, the FDA requested additional information related to the SurgiBot System 501(k) submission. The Company responded to the additional information request in February 2016. On April 19, 2016, the FDA notified the Company that the SurgiBot System does not meet the criteria for substantial equivalence based upon the data and information submitted by TransEnterix in its 510(k) submission. The Company is currently considering its alternative pathways.

Compensation philosophy

The Company believes it is vital to link executive compensation to corporate performance and to create incentives for management to enhance Company value. In accordance with its compensation philosophy, the Company seeks to attract and retain employees through salary levels that are competitive with the local market and similarly situated companies but generally to follow the market rather than lead the market, particularly with respect to cash compensation, and offer attractive equity and cash-based incentive components to align compensation with Company performance objectives. The Company desires, over time, to move total direct compensation toward the median of comparable companies, while remaining more aggressive in the use of equity-based compensation, but not in a market leader position. The Company believes this approach allows it to attract and retain candidates that support the Company culture of being motivated by aggressive goals and optimism about the future, while permitting the Company to preserve the use of cash for incentive compensation.

The Company is the result of a merger of TransEnterix Surgical, Inc., a privately held, venture-backed company focused on the development of its SurgiBot™ System, and SafeStitch Medical, Inc., a publicly traded company, through a reverse merger consummated on September 3, 2013 (the “Merger”). The Compensation Committee’s focus for 2015 was to establish a program to provide compensation to the executives aligned with the Company’s publicly traded status, with a focus on performance-based incentive compensation, particularly given its status as an accelerated filer, rather than a smaller reporting company under the SEC’s disclosure standards.

Procedures for determining compensation

Our Compensation Committee has the overall responsibility for designing and evaluating the compensation policies and programs for our Named Executive Officers. In 2015, the Compensation Committee reviewed information procured, aggregated and summarized by management from public sources, with a focus on information available related to local market companies with similar characteristics (size, number of employees, stage of development, market capitalization, etc.), with data points on a position-by-position basis where possible, and a CEO Compensation Review prepared by Compensia (discussed further below). The Compensation Committee also relied on input from our Chief Executive Officer regarding the Named Executive Officers (other than himself), and on its analysis of our corporate performance.

With respect to the compensation for the Chief Executive Officer, each year the Compensation Committee evaluates the Chief Executive Officer’s performance, sets his compensation and approves his compensation. In 2015, the Compensation Committee approved the salary, annual incentive bonus and the long-term equity awards for the Chief Executive Officer.

Our Chief Executive Officer plays a significant role in the compensation-setting process of the other Named Executive Officers and makes recommendations to the Compensation Committee concerning performance objectives and salary and bonus levels for the other Named Executive Officers and executive team. The Compensation Committee, at least annually, discusses such recommendations with the Chief Executive Officer. The Compensation Committee may, in its sole discretion, approve, in whole or in part, the recommendations of the Chief Executive Officer. In 2015, the Compensation Committee approved the Chief Executive Officer’s recommendations for salary, bonus and long-term equity awards for each of the other Named Executive Officers.

At each of the 2014 and 2015 annual meeting of stockholders, stockholders holding approximately 99% of the votes cast approved, on an advisory basis, the compensation paid to our Named Executive Officers for the prior fiscal year. The Compensation Committee monitors and considers these advisory vote results in making compensation decisions. The Compensation Committee will continue to monitor the annual say-on-pay results and include such results in its annual executive compensation analysis.

Elements of compensation

The compensation of our Named Executive Officers consists primarily of four major components:

•	base salary;

•	annual cash-based incentive awards;

•	long-term equity awards; and

•	other benefits.

Base salary

The base salary of each of our Named Executive Officers is determined based on an evaluation of the responsibilities of that particular position, each Named Executive Officer’s historical salary earned in similar management positions with the Company or other companies, and a review of the information procured by management as described above. A significant portion of each Named Executive Officer’s total compensation is in the form of base salary. The base salary component is designed to provide the Named Executive Officers with consistent income and to attract and retain talented and experienced executives capable of leading our product development, operations and strategic growth.

In connection with the reverse merger described above, in August 2013, based upon recommendations from directors and advisors, and at the request of the Board, the Company engaged Compensia, Inc. to prepare a CEO Compensation Review for the Company. The report was prepared by Compensia in August 2013, and updated in December 2013, to provide a market compensation assessment for the Chief Executive Officer position. Compensia was not retained by the Board or the Company for any additional engagements during 2014 or 2015, and was determined to be independent of the Company at the time of its retention. The peer group selected by Compensia focused on publicly traded companies in the health care equipment or medical device industry with market capitalization, size, revenue base or history as a public company similar to TransEnterix. The companies in the peer group were: Anika Therapeutics, AtriCure, Atrion, CryoLife, Cutera, Cynosure, LeMaitre Vascular, Rockwell Medical, Solta Medical, Vascular Solutions and ZELTIQ Aesthetics. Based on such report and other information reviewed by the Compensation Committee, the Committee determined that all elements of compensation of the Chief Executive Officer, Todd M. Pope, were below the 25th percentile of the peer group companies and total compensatory equity ownership was at the 45th percentile of comparable companies. Based on such information, the Compensation Committee determined it would increase Mr. Pope’s base salary over time to the median of comparable companies, and his increased base salary for 2015 reflects such determination.

The other Named Executive Officer in 2015, Joseph P. Slattery, Executive Vice President and Chief Financial Officer, received a merit increases in his base salary. The 2015 base salaries for the Named Executive Officers are set forth in the Summary Compensation Table following this CD&A.

Annual incentive plan

The Compensation Committee established the 2015 annual cash incentive plan for management (the “Incentive Plan”) at its February 2015 meeting. The Incentive Plan is designed to recognize and reward our executives, including the Named Executive Officers, for contributing towards the achievement of our annual corporate business plan. The annual Incentive Plan awards are designed to reward near-term operating performance and the achievement of milestones critical to the Company’s success. The Compensation Committee believes the Incentive Plan serves as a valuable short-term incentive program for providing cash bonus opportunities for executives upon achievement of targeted product development and operating results. The maximum annual cash incentive plan award opportunity was 75% for Mr. Pope, based, in part, on the Compensia report findings described above, and 50% of base salary for Mr. Slattery. For the Named Executive Officers, the 2015 goals were 100% weighted on the approved corporate goals. The 2015 Incentive Plan corporate goals, which were each weighted by the Committee, were:

•	Completion of clinical studies and submission of the SurgiBot System 510(k) application;

•	Completion of early sales and marketing preparation activities related to SurgiBot 1.0;

•	Completion of a Board approved financing transaction; and

•	Development milestones related to SurgiBot 2.0.

Additional stretch goals related to product development and regulatory clearances were also established.

At a meeting held in February 2016, the Compensation Committee reviewed the achievement of the corporate goals under the 2015 Incentive Plan. Based upon such review, the Compensation Committee determined that the goals related to SurgiBot System 510(k) application submission and initial sales and marketing activities, and the financing transaction goals were fully achieved during 2015, while the SurgiBot 2.0 development milestones were not achieved. The Compensation Committee determined that, in addition to the achievement of the established goals, it was appropriate to provide incentive compensation to the Named Executive Officers for successful completion of the ALF-X System acquisition in September 2015, particularly given that the acquisition opportunity was not known at the time the 2015 incentive goals were determined. The Compensation Committee approved annual incentive plan payouts at 130% of the target bonus levels. The 2015 Incentive Plan bonuses for the Named Executive Officers are set forth in the Summary Compensation Table following this CD&A. The incentive compensation awarded was paid in the first quarter of 2016.

Long-term equity awards

The Compensation Committee believes that it is essential to align the interests of the Named Executive Officers with the interests of our stockholders, and believes the best way to accomplish this alignment is through awards of long-term, equity-based compensation. Such awards are made under the Company’s Amended and Restated Incentive Compensation Plan, as amended (the “Plan”).

For 2015, the Compensation Committee discussed the form such equity-based grants should take and determined that providing a mixture of time-based stock options and restricted stock units (“RSU”) best met the needs of the Company and its executives as a retention incentive. Such stock option and RSU awards were granted under the Plan in February 2015. The time-based stock option awards typically vest over a four year period with the first 25% cliff vesting on the first anniversary of the date of grant and then vesting monthly thereafter. For the RSU awards, the awards vest one-third on each of the first three anniversaries of the date of grant.

The grant date value of the awards made to the Named Executive Officers is set forth in the Summary Compensation Table following this CD&A.

In addition, in October 2015, the Compensation Committee approved additional stock option awards to the Named Executive Officers as additional incentive, retentive compensation related to the successful completion of the ALF-X System acquisition.

The Compensation Committee periodically reviews long-term incentives to assure that our executive officers and other key employees are appropriately motivated and rewarded in a way that is aligned with our long-term financial results.

Other benefits

Perquisites and other benefits — We offer our Named Executive Officers modest perquisites and other personal benefits that we believe are reasonable and in our best interest and generally in line with benefits we offer to all of our employees. See the disclosure in the Summary Compensation Table for more information.

Employment agreements and severance benefits — We have entered into employment agreements with each Named Executive Officer. These agreements provide our Named Executive Officers with certain severance benefits in the event of involuntary termination. The Compensation Committee utilized the information in the Compensia report in approving a new employment agreement for Mr. Pope. See “Executive Compensation — Agreements with Named Executive Officers.”

Pension benefits — The Company has no defined benefit plans, supplemental executive retirement plans or actuarial plans.

Nonqualified defined contribution and other deferred compensation plans — The Company does not have a defined contribution plan and has not contributed to a deferred compensation plan.

Executive Compensation Tables

The following table lists the summary compensation of our Named Executive Officers for the prior three fiscal years. A description of our compensation policies and practices, as well as a description of the components of compensation payable to our Named Executive Officers, is included above under “Executive Compensation — Compensation Discussion and Analysis.”

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary	Bonus	Stock Awards (1)(2)	Option Awards (2)		Non-Equity Incentive Plan Compensation		Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Todd M. Pope President and Chief Executive Officer (3)	2015	$440,002	$—	$294,000	$1,205,100	(4)	$429,000	(5)	$—	$—	$2,368,102
	2014	$400,000	$—	$—	$367,802	(4)	$90,000	(5)	$—	$—	$857,802
	2013	$325,000	$—	$—	$401,694	(4)	$146,250	(5)	$—	$—	$872,944

Joseph P. Slattery, Executive Vice President, Chief Financial Officer (6)	2015	$315,041	$—	$176,400	$541,060		$204,750		$—	$—	$1,237,251
	2014	$282,808	$—	$—	$1,118,718	(7)	$51,300		$—	$—	$1,452,826
	2013	$69,103	$25,000	$1,430,000	$—		$—		$—	$—	$1,524,103

(1)	In 2015, represents time-based restricted stock units (“RSU”) awarded to the named executive officers as part of the long-term incentive awards. In 2013, represented grant of RSUs to Mr. Slattery upon his hiring. The RSU awards vests in three equal installments on the first three anniversaries of the date of grant. For Mr. Slattery’s 2013 award, if a change of control event (as defined in the RSU agreement) occurs and Mr. Slattery’s employment is terminated involuntarily within twelve months following the change in control, the vesting of his RSUs will accelerate.
(2)	For all RSUs and stock options, the values reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. Assumptions made in the calculation of these amounts are described in Note 14 to the Company’s audited financial statements, included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on March 3, 2016.
(3)	Todd Pope became our President and Chief Executive Officer on September 3, 2013 in connection with the consummation of the Merger; prior thereto he was the president and chief executive officer of TransEnterix Surgical. In the event of termination of his employment in connection with a Change in Control, all of Mr. Pope’s unvested outstanding equity awards shall accelerate and vest upon the date of termination.
(4)	Mr. Pope was granted the following stock option awards between 2013 and 2015:

Total Award	Date of Grant	Exercise Price	Vesting Schedule
450,000	October 5, 2015	$2.36	(a)
450,000	February 4, 2015	$2.94	(a)
82,600	May 27, 2014	$3.94	(a)
80,000	February 13, 2014	$8.00	(b)
48,000	February 13, 2014	$8.00	(a)
345,990	August 26, 2013	$2.00	(a)

(a)	One-fourth of the shares underlying this stock option award vest on the first anniversary of the date of grant and 1/48th of the shares underlying the full award vest each month thereafter for 36 months.
(b)	Vesting was based on pre-defined corporate performance goals established on the date of grant. These performance options were cancelled in 2015 upon the determination that the applicable performance goals were not met.
(5)	Represents bonuses paid under a TransEnterix incentive bonus plan for 2015 and 2014 and a TransEnterix Surgical incentive bonus plan for 2013. Corporate performance goals were established by the Compensation Committee for each year. For 2015 and 2014, the incentive bonus was based on corporate performance goals only. For 2013, the TransEnterix Surgical incentive plan was based on corporate and individual performance goals established for Mr. Pope at the beginning of each plan year.
(6)	Mr. Slattery became our Executive Vice President and Chief Financial Officer on October 2, 2013.

(7)	Mr. Slattery was granted the following stock option awards between 2014 and 2015:

Total Award	Date of Grant	Exercise Price	Vesting Schedule
100,000	October 28, 2015	$2.45	(a)
270,000	February 4, 2015	$2.94	(a)
500,000	April 21, 2014	$4.02	(b)
25,900	May 27, 2014	$3.94	(a)
40,000	February 14, 2014	$8.00	(c)

(a)	One-fourth of the shares underlying this stock option award vest on the first anniversary of the date of grant and 1/48th of the shares underlying the full award vest each month thereafter for 36 months.
(b)	One-fourth of the shares underlying this stock option award vested on October 2, 2014, and 1/48th of the shares underlying the full award vest each month thereafter for 36 months.
(c)	Vesting was based on pre-defined corporate performance goals established on the date of grant. These performance options were cancelled in 2015 upon the determination that the applicable performance goals were not met.

GRANTS OF PLAN-BASED AWARDS

The following table sets forth information regarding all plan-based awards granted to our Named Executive Officers during the fiscal year ended December 31, 2015. All equity awards to our Named Executive Officers in 2015 were granted under our Amended and Restated Incentive Compensation Plan, as amended.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($) (1)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(2)(3)
Todd M. Pope	02/04/2015 10/05/2015	—	330,000	429,000				100,000	450,000 450,000	2.94 2.36	1,004,100 495,000

Joseph P. Slattery	02/04/2015 10/28/2015	—	157,020	204,750				60,000	270,000 100,000	2.94 2.45	602,460 115,000

(1)	Represents the actual payout at 130% of target for the 2015 annual incentive bonuses. Please see the description of the 2015 annual incentive bonus in the CD&A section of this proxy statement, and the Summary Compensation Table for the annual incentive bonuses earned.
(2)	The value of stock awards in the table is based on the closing price of the Company’s Common Stock on the date of grant of $2.94 per share.
(3)	For all stock options in the table, the option values reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. Assumptions made in the calculation of these amounts are described in Note 14 to the Company’s audited financial statements, included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on March 3, 2016.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table lists the outstanding equity awards held by the Named Executive Officers at December 31, 2015:

OPTION AWARDS (1)						STOCK AWARDS
Name	(2) Number of Securities Underlying Unexercised Options Exercisable	(2) Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price ($) (3)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested	Market Value of Shares or Units of Stock that have not Vested (4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or other Rights that have not Vested
Todd M. Pope	81,691	—	—	0.35	9/15/2018	—	—	—	—
	172,995	—	—	0.35	12/14/2019	—	—	—	—
	890,543	38,720	—	0.35	4/12/2022	—	—	—	—
	194,622	151,368	—	2.00	8/12/2023	—	—	—	—
	22,000	26,000	—	8.00	2/13/2024	—	—	—	—
	32,695	49,905	—	3.94	5/27/2024	—	—	—	—
	0	450,000	—	2.94	02/04/2025	100,000	248,000	—	—
	0	450,000	—	2.36	10/05/2025	—	—	—	—

Joseph P. Slattery	—	—	—	—	2/13/2024	66,666	165,332	—	—
	270,833	229,167	—	4.02	4/21/2024	—	—	—	—
	10,252	15,648	—	3.94	5/27/2024	—	—	—	—
	0	270,000	—	2.94	2/4/2025	60,000	148,800
	0	100,000	—	2.45	10/28/2025

(1)	The number of shares and exercise prices in respect of the option awards granted by TransEnterix Surgical listed above give effect to the Merger Exchange Ratio of 1.1553.
(2)	One-fourth of the shares underlying each option award vests on the first anniversary of the grant date of such option award, and 1/48th of the shares underlying the full award vest each month thereafter for 36 months.
(3)	During May 2012, TransEnterix Surgical provided its employees, including Mr. Pope, with an offer to have their option awards repriced so that the exercise price of their option awards was amended to equal TransEnterix Surgical’s then-current fair market value of its common stock, or $0.35 per share. The option awards listed above that were issued prior to 2012 reflect the adjusted exercise price, which adjusted exercise price became effective as of June 21, 2012, as further adjusted by the exchange ratio.
(4)	Based on the closing price of the Company’s Common Stock on December 31, 2015 of $2.48 per share.

OPTION EXERCISES AND STOCK VESTED

The following table provides information with respect to stock options exercised by our Named Executive Officers and stock in which our Named Executive Officers vested during fiscal year 2015.

	OPTION AWARDS		STOCK AWARDS
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Todd M. Pope	—	—	—	—
Joseph P. Slattery	—	—	66,667	$153,334

Agreements with Named Executive Officers

Todd M. Pope

On February 3, 2015, the Company, entered into an employment agreement with Todd M. Pope regarding Mr. Pope’s continued employment with the Company as its President and Chief Executive Officer. The initial employment period under the employment agreement commenced on September 3, 2013 and continued until December 31, 2015. The term of the employment agreement automatically renews for successive one-year terms, unless terminated in accordance with the terms of the employment agreement. Under the employment agreement Mr. Pope’s initial annual base salary under the employment agreement was $400,000, subject to increase in accordance with the employment agreement; he is eligible to receive annually, or otherwise, an incentive compensation award opportunity, payable in cash, as determined by the Compensation Committee or the Board and he is eligible for long term incentive equity compensation. Mr. Pope’s target annual cash incentive compensation opportunity will not be less than 50% of his base salary for the portion of the employment period falling within a given fiscal year, and performance goals are based on both Company performance metrics and personal performance metrics, as established and approved by the Compensation Committee or the Board annually. The equity-based compensation will be awarded under the Company’s Amended and Restated Incentive Compensation Plan, or any successor thereto, in the discretion of the Compensation Committee or the Board. Mr. Pope is entitled to severance benefits, paid by the Company or any successor, as follows. If the employment agreement is terminated without cause or for good reason, or if the employment agreement is not extended at the end of the then-current term, Mr. Pope will receive severance and continued health and welfare benefits for twelve months following termination. If Mr. Pope’s employment is terminated in connection with a Change in Control of the Company (as defined in the employment agreement), his severance benefits would be expanded to twenty-four (24) months. The severance payable is the sum of (a) his annual rate of base salary immediately preceding his termination of employment, and (b) his target annual bonus for the fiscal year in which the termination occurs. In addition, Mr. Pope would continue to receive payment for health care benefits for such period. Such severance benefit can be paid in a lump sum in the Change in Control context, subject to a payment delay required by applicable law. In addition, in the event of termination of his employment in connection with a Change in Control, to the extent not previously accelerated, all of Mr. Pope’s unvested outstanding equity awards shall accelerate and vest upon the date of termination. Mr. Pope is subject to non-solicitation and non-competition covenants during the terms of the employment agreement and for one (1) year immediately following the termination of his employment.

Joseph P. Slattery

In connection with his hiring, we entered into an offer letter, which constituted an employment agreement, with Mr. Slattery in September 2013. Under the employment agreement, Mr. Slattery is entitled to receive a base salary and an annual bonus, as determined by the Compensation Committee. Mr. Slattery also received a grant of 200,000 RSUs, which vest one-third (1/3) per year on the first three anniversaries of Mr. Slattery’s start date with the Company (the “Initial RSU Grant”).

Under the employment agreement, Mr. Slattery was entitled to a stock option grant exercisable for 500,000 shares of the Company’s common stock (the “Fundraising Option Grant”) following the successful closing of a Company fundraising in which at least $20.0 million in proceeds was raised for the Company and where at least 50% of the funds raised come from non-insiders (the “Fundraising”). The Fundraising Option Grant was awarded on April 21, 2014, with an exercise price of $4.02 per share, with vesting of 25% on the one (1) year anniversary of Mr. Slattery’s start date and thereafter vesting in thirty-six (36) equal monthly installments. Mr. Slattery was prohibited from exercising any the Fundraising Option Grant for a period of six (6) months following the date of grant.

Any remaining unvested portion of the Initial RSU Grant and the Fundraising Stock Option Grant will accelerate and vest in the event of Mr. Slattery’s involuntary termination from employment with the Company at the time of or within twelve (12) months following a change of control.

In the event that there is a change of control of the Company affecting his employment, Mr. Slattery shall be entitled to receive a lump sum payment, paid by the Company or any successor, equal to 12 months of his base salary and reimbursement for COBRA premiums for a period of up to 12 months, subject to signing a release of claims in favor of TransEnterix.

The named executive officers get no compensation, other than accrued obligations, in other termination events, including voluntary termination by the executive or termination on death or disability of the executive. The following table calculates what the severance compensation would have been for the named executive officers if a qualifying termination had occurred at December 31, 2015:

Named Executive Officer	Benefit	Termination without Cause ($)	Termination for Good Reason ($)	Change In Control (Single Trigger) ($) (1)	Change In Control (Double Trigger) ($)
Todd M. Pope	Severance (2)	770,004	770,004	—	1,540,008
	Equity Awards (3)	—	—	—	457,130
	Health Care Benefits	15,506	15,506	—	31,012
	Total	785,510	785,510	—	2,028,150

Joseph P. Slattery	Severance (2)	—	—	—	315,041
	Equity Awards (3)	—	—	—	165,332
	Health Care Benefits	—	—	—	15,506
	Total	—	—	—	495,879

(1)	No severance benefits or equity award acceleration occurring automatically on a Change of Control that does not impact the named executive officer’s employment.
(2)	Receipt of severance is contingent upon executing a release of claims. Severance is paid over a one-year period for Mr. Pope if there is a qualifying termination without cause or termination with good reason outside of the Change in Control context. For both named executive officers severance payment on termination can be paid in a lump sum, subject to applicable law, and will be paid by the Company or any successor.
(3)	Consists of the difference between the fair market value of our Common Stock and the exercise price of the stock option for each in-the-money stock option grant and the fair market value of any RSUs for which vesting is accelerated. The closing price of the Company’s common stock on December 31, 2015 was $2.48 per share; therefore no value was added for stock options that were out-of-the-money as of such date.

Equity Compensation Plan

The Company currently has one equity compensation plan under which it makes awards, the TransEnterix, Inc. Amended and Restated Incentive Compensation Plan, as amended (the “Plan”). In connection with the Merger, SafeStitch assumed all of TransEnterix Surgical’s options that were issued and outstanding immediately prior to the Merger at the exchange ratio of 1.1533, which were exercisable, as of the Merger date, for approximately 3,136,165 shares of Common Stock. Such options were granted under the TransEnterix, Inc. 2006 Stock Plan (the “2006 Plan”) which was assumed by the Company in the Merger. The 2006 Plan is maintained solely for the purpose of the stock options granted under the 2006 Plan that remain outstanding; no future awards are authorized to be made under the 2006 Plan. The Plan was originally approved by the Board and adopted by the majority of our stockholders on November 13, 2007. It was later amended and restated (and approved by the Board and approved by a majority of our stockholders on May 7, 2015) to increase the number of shares of Common Stock authorized under the Plan to 11,940,000 shares, and to make other changes. The Plan is used for plan-based awards for officers, other employees, consultants, advisors and non-employee directors. The Company can issue stock options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards under the Plan.

Director Compensation

The following table lists the compensation paid during 2015 to the non-employee directors of the Company:

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total($)
Andrea Biffi			33,300				33,300
Dennis J. Dougherty			30,440				30,440
Jane H. Hsiao, Ph.D., MBA			38,050				38,050
William N. Kelley			75,140				75,140
Aftab R. Kherani, M.D.			30,440				30,440
Paul A. LaViolette			45,660				45,660
David B. Milne			30,440				30,440
Richard C. Pfenniger, Jr.			38,050				38,050
William N. Starling			38,050				38,050

(1)	For all stock options in the table, the option values reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. Assumptions made in the calculation of these amounts are described in Note 14 to the Company’s audited financial statements, included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on March 3, 2016.

Director Compensation Arrangements

On May 28, 2014, the Board approved a plan of compensation for its non-employee directors. Under the compensation plan, each new non-employee director receives a stock option grant to purchase 30,000 shares of Common Stock, vesting in equal installments on the first three anniversaries of the date of grant. In addition, each non-employee member of the Board receives an annual stock option grant to purchase 20,000 shares of Common Stock; the Chair of the Board receives an annual stock option grant to purchase an additional 10,000 shares of Common Stock; and the Chair of each of the Audit, Compensation and Corporate Governance and Nominating Committee receives an annual additional stock option grant to purchase 5,000 shares of Common Stock. The annual stock option grants vest quarterly over one year. The term of each stock option is ten years and all such stock options are awarded under, and subject to the provisions of, the Plan.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed the foregoing “Compensation Discussion and Analysis” with Company management. Based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in this proxy statement for our Annual Meeting.

William N. Starling, Chair

Paul A. LaViolette

Aftab R. Kherani, M.D.

Jane H. Hsiao, Ph.D., MBA

PROPOSALS TO BE ACTED UPON AT THE ANNUAL MEETING

PROPOSAL ONE — ELECTION OF DIRECTORS

The Board has nominated nine of the incumbent directors for re-election as directors to serve until our next annual meeting and until each director’s successor is duly elected and qualified. Dennis Dougherty was not re-nominated for election at the Annual Meeting with his agreement, and his term as a director will expire at the Annual Meeting. Each director nominee has consented to being named as a director nominee in this proxy statement and to serving as a director, if elected. Please see pages 6 through 9 of this proxy statement under the heading “Directors” for information regarding the nine nominees for election as a director.

Nominees for election of directors

The persons named in the enclosed form of Proxy will vote the shares represented by such Proxy for the election of the nine nominees for director named below. If, at the time of the Meeting, any of these nominees shall become unavailable for any reason, which event is not expected to occur, the persons entitled to vote the Proxy will vote for such substitute nominee or nominees, if any, as they determine in their sole discretion. If elected, Paul A. LaViolette, Todd M. Pope, Andrea Biffi, Jane H. Hsiao, William N. Kelley, Aftab R. Kherani, David B. Milne, Richard C. Pfenniger, Jr. and William N. Starling, Jr. will each hold office for a term of one year, until their successors are duly elected or appointed or until their earlier death, resignation or removal.

Vote required and recommendation

The Board of Directors recommends a vote “For” the election of Messrs. LaViolette, Pope, Biffi, Milne, Pfenniger and Starling and Drs. Hsiao, Kelley and Kherani to the Board of Directors. Directors are elected by a plurality of votes. Unless otherwise specified, the enclosed proxy will be voted “For” the election of the Board of Directors’ slate of nominees. Neither management nor the Board of Directors of the Company is aware of any reason which would cause any nominee to be unavailable to serve as a director. Discretionary authority may be exercised by the proxy holders named in the enclosed proxy to vote for a substitute nominee proposed by the Board of Directors if any nominee becomes unavailable for election. At this time, the Board knows of no reason why any nominee might be unavailable to serve.

PROPOSAL TWO — ADVISORY VOTE ON EXECUTIVE COMPENSATION (SAY ON PAY)

In July 2010, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) was enacted. Under the Dodd-Frank Act, the Company is providing the stockholders a vote to approve, on an advisory (nonbinding) basis, the compensation paid to our Named Executive Officers in 2015 as disclosed in this proxy statement in accordance with the SEC’s rules.

This proposal, commonly known as a “say-on-pay” proposal, gives the stockholders the opportunity to express their views on our Named Executive Officers’ compensation. This vote is not intended to address any specific element of our executive compensation programs, but rather to address our overall approach to the compensation of our Named Executive Officers as described in this proxy statement. The Board is asking the stockholders to indicate their support for our executive compensation program, as described in this proxy statement, by voting “For” the following resolution:

RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Named Executive Officers for 2015, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other compensation tables and disclosure.

Advisory Nature of the Vote

Because this vote is advisory, it will not be binding upon the Company, the Compensation Committee or the Board. However, the Compensation Committee and the Board value the opinions of the stockholders and, to the extent there is any significant vote against the Company’s compensation practices for the Named Executive

Officers as disclosed in this proxy statement, the Board will consider this stockholders’ vote and the Compensation Committee will evaluate whether any actions are necessary to address the stockholders’ concerns when considering future executive compensation arrangements.

Vote required and recommendation

Proposal Two requires the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote.

The Board of Directors recommends that stockholders vote “For” the proposal. Unless otherwise specified, the enclosed proxy will be voted “For” approval of Proposal Two.

PROPOSAL THREE — AMENDMENT TO THE AMENDED AND RESTATED INCENTIVE COMPENSATION PLAN

The purpose of the TransEnterix, Inc. Amended and Restated Incentive Compensation Plan, as amended (the “Plan”) is to assist us in attracting, motivating, retaining and rewarding high-quality executives and other employees, officers, directors, consultants and other persons who provide services to us and our subsidiaries and affiliates. We are proposing to amend the Plan as described in this proposal. The Plan is intended to enable those persons to acquire or increase an ownership interest in us in order to strengthen the mutuality of interests between them and our stockholders, and to provide those such persons with performance incentives to expend their maximum efforts in the creation of stockholder value.

As of March 31, 2016, 11,940,000 shares of Common Stock were authorized for issuance under the Plan, of which 1,824,546 shares remain available for future issuance.

Changes Proposed to be made to the Plan

In order to continue to provide the appropriate equity incentives to plan participants in the future, on February 12, 2016, the Board of Directors approved, subject to stockholder approval at this Annual Meeting, an amendment of the Plan to:

•	increase the number of shares of Common Stock reserved for issuance under the Plan by 7,000,000 shares from 11,940,000 shares to 18,940,000 shares; and

•	revise the Plan to establish maximum equity award limits for initial awards and annual awards to non-employee directors

Reasons for the Proposed Changes

The Company desires to have sufficient shares available for incentive and compensation awards to be made under the Plan for at least the next 18 months as it pursues its regulatory approvals for initial commercial launch activities related to its products. As described in this proxy statement, in 2015 the Company acquired the ALF-X System and increased its employee base, including adding a number of members of its senior management team. In anticipation of the need for additional senior management team members to assist in commercialization of the Company’s products and products in development, management recognizes that additional employees, advisors and consultants may be hired or retained. The Company wants to position itself to be able to provide equity awards to such newly hired officers and other employees, and believes it is prudent to maintain sufficient authorized shares to allow it to make new hire, promotion and annual equity awards to employees, advisors and consultants. Therefore, the Company is seeking approval to add an additional 7,000,000 shares to the Plan. The Company believes that such additional shares will be sufficient to provide available shares for at least two years.

The Company is aware that a number of high profile Delaware corporations, including Facebook and Citrix Corporation, have had legal actions leveled against the company and its board of directors alleging self-dealing and waste of corporate assets related to equity awards made to non-employee directors under an omnibus incentive plan, such as the Company’s Plan. In 2014 the Company began to compensate its non-employee directors for service on the Board using stock option awards, rather than cash, to preserve cash for operational needs and to better align the interests of the non-employee directors with the stockholders. The Company believes that providing equity compensation to its non-employee directors is reasonable given the significant time provided to the Company by its Board. As described under the heading “Director Compensation” the current compensation is annual stock option awards to acquire 30,000 shares of Common Stock for the Chair of the Board, stock options to acquire 25,000 shares of Common Stock for Committee Chairs and stock options to acquire 20,000 shares for the remaining non-employee directors. In addition, each new non-employee director receives an initial award to acquire 30,000 shares of Common Stock. In this proposal, we are seeking approval for limitations on initial grants of not more than an additional 100,000 shares of Common Stock, and on the annual grants to be no more than 100,000 shares of Common Stock. We believe that these limitations, which are based on the number of shares awarded, in keeping with the Company’s director compensation arrangements, are reasonable, as they allow us room to grow our Board and increase compensation depending on the circumstances, but also limit those increases to 3 to 4 times the current awards. If, in the future, we desire to increase or change those limitations, we will need to seek additional stockholder approval.

The Company is asking stockholders to approve these limitations so that the non-employee directors, who approve the director compensation arrangements, have approval of such compensation from our stockholders.

The Amendment to the Plan to provide for the increase in the number of authorized shares available for future awards, and the establishment of the limitations on non-employee director equity compensation is attached to this proxy statement as Annex A.

Description of the Plan

The following is a summary of the principal features of the Plan.

Shares Available for Awards; Annual Per-Person Limitations

Under the Plan, 11,940,000 shares of Common Stock are reserved for issuance, of which 1,824,546 remain available for new issuances, as of March 31, 2016. If the amended and restated Plan is approved at this Annual Meeting, the total number of shares of Common Stock reserved under the Plan would be increased by 7,000,000 shares to an aggregate of 18,940,000 shares. Any shares that are subject to awards of stock options, stock appreciation rights, restricted stock, performance shares, deferred stock or other awards count against this limit as one share for every share granted.

If any shares subject to an award are forfeited, expire or otherwise terminate without issuance of shares, or are settled for cash or otherwise do not result in the issuance of shares, then the shares subject to such forfeiture, expiration, termination, cash settlement or non-issuance will again become available for awards under the Plan. If any option or other award is exercised through the tendering of shares (either actually or by attestation) or withheld upon exercise of an award to pay the exercise price or any tax withholding requirements, then only the net of the shares tendered or withheld count towards the limit. Awards issued in substitution for awards previously granted by a company acquired by us or one of our subsidiaries or affiliates, or with which we or one of our subsidiaries or affiliates combines, do not reduce the limit on grants of awards under the Plan. If the amendment and restatement of the Plan is approved by stockholders, the maximum number of shares of Common Stock that may be issued under the Plan as a result of the exercise of incentive stock options is 18,940,000 shares, subject to the adjustments described in the Plan.

The Plan imposes individual limitations on the amount of certain awards. Under these limitations, during any fiscal year of the Company, no eligible person may be granted (i) stock options or stock appreciation rights with respect to more than 1,000,000 shares of Common Stock, or (ii) shares of restricted stock, shares of deferred stock, performance shares and other stock based-awards with respect to more than 500,000 shares of Common Stock, in each case, subject to adjustment in certain circumstances. The maximum amount that may be paid out as performance units (which are described below) with respect to any 12-month performance period is $2,000,000 (pro-rated for any 12-month performance period that is less than 12 months), and for any performance period that is more than 12 months, is $2,000,000 multiplied by the number of full 12-month periods that are in the performance period. If this Proposal Three is approved by stockholders, the additional limitation on equity compensation paid to non-employee directors will be added to the Plan.

The Compensation Committee administers the Plan and is authorized to adjust the limitations described above and is authorized to adjust outstanding awards (including adjustments to exercise prices of options and other affected terms of awards) in the event that an extraordinary dividend or other distribution (whether in cash, shares of Common Stock or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects our Common Stock so that an adjustment is appropriate. The committee is also authorized to adjust performance conditions and other terms of awards in response to these kinds of events or in response to changes in applicable laws, regulations or accounting principles.

Eligibility

The persons eligible to receive awards under the Plan are our directors, officers, other employees, consultants and other persons who provide services to us or any of our subsidiaries or affiliates. An employee on leave of absence may be considered as still in our employ for purposes of eligibility for participation in the Plan. As of the record date, approximately 170 non-employee directors, employees and current consultants were eligible to participate in the Plan.

The following table sets forth summary information as to outstanding awards granted under the Plan as of the record date:

Name/Group	Number of Awards
Todd M. Pope, Chief Executive Officer and President	3,296,372
Joseph P. Slattery, Chief Financial Officer and EVP	1,339,233
Anthony Fernando, Chief Technology Officer	703,333
Non-Employee Directors as a group	557,391
Non-Executive Employees and Consultants as a group	6,205,895

Administration

The Plan is administered by the Compensation Committee (sometimes referred to in this description as the “committee”); provided, however, that except as otherwise expressly provided in the Plan, the Board may exercise any power or authority granted to the committee under the Plan. Subject to the terms of the Plan, the committee is authorized to select eligible persons to receive awards, determine the type, number and other terms and conditions of, and all other matters relating to, awards, prescribe award agreements (which need not be identical for each participant), and the rules and regulations for the administration of the Plan, construe and interpret the Plan and award agreements, correct defects, supply omissions or reconcile inconsistencies therein, and make all other decisions and determinations as the committee may deem necessary or advisable for the administration of the Plan.

Stock Options and Stock Appreciation Rights

The committee is authorized to grant stock options, including both incentive stock options, which we refer to as “ISOs,” which can result in potentially favorable tax treatment to the recipient, and non-qualified stock options, and stock appreciation rights entitling the recipient to receive the amount by which the fair market value of a share of the Common Stock on the date of exercise exceeds the grant price of the stock appreciation right. The exercise price per share subject to an option and the grant price of a stock appreciation right are determined by the committee, but the exercise price of a stock option that is intended to qualify as an incentive stock option under Section 422 of the Code, and the grant price of a stock appreciation right, may not be less than the fair market value of a share of the Common Stock on the date of grant. For purposes of the Plan, the term “fair market value” means the fair market value of the Common Stock, awards or other property as determined by the committee or under procedures established by the committee. Unless otherwise determined by the committee, the fair market value of a share of the Common Stock as of any given date is the closing sales price per share as reported on the principal stock exchange or market on which the Common Stock is traded on the date as of which such value is being determined or, if there is no sale on that date, then on the last previous day on which a sale was reported. The maximum term of each option or stock appreciation right, the times at which each option or stock appreciation right will be exercisable, and provisions requiring forfeiture of unexercised options or stock appreciation rights at or following termination of employment generally are fixed by the committee, except that no option or stock appreciation right may have a term exceeding ten years. Methods of exercise and settlement and other terms of the stock appreciation right are determined by the committee. The committee, thus, may permit the exercise price of options awarded under the Plan to be paid in cash, shares, other awards or other property (including loans). Options may be exercised by payment of the exercise price in cash, shares of Common Stock, outstanding awards or other property having a fair market value equal to the exercise price, as the committee may determine from time to time.

Restricted and Deferred Stock

The committee is authorized to grant restricted stock and deferred stock. Restricted stock is a grant of shares of Common Stock which may not be sold or disposed of, and which will be subject to any risks of forfeiture and other restrictions as the committee may impose. An eligible person granted restricted stock generally has all of the rights of a Company stockholder, unless otherwise determined by the committee. An award of deferred stock confers upon the recipient the right to receive shares of Common Stock at the end of a specified deferral period, subject to any risks of forfeiture and other restrictions as the committee may impose. Prior to settlement, an award of deferred stock carries no voting or dividend rights or other rights associated with share ownership, although dividend equivalents may be granted, as discussed below.

Dividend Equivalents

The committee is authorized to grant dividend equivalents conferring on recipients the right to receive, currently or on a deferred basis, cash, shares of Common Stock, other awards or other property equal in value to dividends paid on a specific number of shares of Common Stock or other periodic payments. Dividend equivalents may be granted alone or in connection with another award, may be paid currently or on a deferred basis and, if deferred, may be deemed to have been reinvested in additional shares of Common Stock, awards or otherwise as specified by the committee.

Bonus Stock and Awards in Lieu of Cash Obligations

The committee is authorized to grant shares of Common Stock as a bonus, free of restrictions, or to grant shares of Common Stock or other awards in lieu of obligations of us to pay cash under the Plan or other plans or compensatory arrangements, subject to any terms that the committee may specify.

Other Stock-Based Awards

The committee is authorized to grant awards that are denominated or payable in, valued by reference to, or otherwise based on or related to shares of Common Stock. The committee determines the terms and conditions of those awards.

Performance Awards

The committee is authorized to grant performance awards to eligible persons on terms and conditions established by the committee. The performance criteria to be achieved during any performance period, and the length of the performance period, are determined by the committee upon the grant of the performance award. Performance awards may be valued by reference to a designated number of shares of Common Stock (in which case they are referred to as performance shares) or by reference to a designated amount of property, including cash (in which case they are referred to as performance units). Performance awards may be settled by delivery of cash, shares or other property, or any combination of those things, as determined by the committee. Performance awards granted to persons whom the committee expects will, for the year in which a deduction arises, be “covered employees” (as defined below) will, if and to the extent intended by the committee, be subject to provisions that should qualify those awards as “performance-based compensation” not subject to the limitation on tax deductibility by us under section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). For purposes of section 162(m) of the Code, the term “covered employee” means our chief executive officer and each other person whose compensation is required to be disclosed in the company’s filings with the SEC by reason of the employee being among our most highly-compensated officers for the taxable year (other than our chief financial officer), and such other persons as need to be considered a covered employee pursuant to section 162(m). If and to the extent required under section 162(m) of the Code, any power or authority relating to a performance award intended to qualify under section 162(m) of the Code is to be exercised by the committee and not the Board.

If and to the extent that the committee determines that these provisions of the Plan are to be applicable to any award, one or more of the following business criteria for us and our subsidiaries, on a consolidated basis, and/or for any of our subsidiaries or affiliates, or for business or geographical units of us and/or any of our subsidiaries or affiliates (except with respect to the total stockholder return and earnings per share criteria), will be used by the committee in establishing performance goals for awards under the Plan: (1) earnings per share; (2) revenues or margins; (3) cash flow; (4) operating margin; (5) return on net assets, investment, capital or equity; (6) economic value added; (7) direct contribution; (8) net income; pretax earnings; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings after interest expense and before extraordinary or special items; operating income; income before interest income or expense, unusual items and income taxes, local, state or federal and excluding budgeted and actual bonuses which might be paid under any ongoing bonus plans of the company; (9) working capital; (10) management of fixed costs or variable costs; (11) identification or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures; (12) total stockholder return; (13) debt reduction; (14) market share; (15) entry into new markets, either geographically or by business unit; (16) customer retention and satisfaction; and (17) strategic plan development and implementation, including turnaround plans. Any of the above goals may be determined on an absolute or relative basis (e.g., growth in earnings per share) or as compared to the performance of a published or special index deemed applicable by the committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of companies that are comparable to us. The committee will exclude the impact of an event or occurrence which the committee determines should appropriately be excluded, including without limitation (i) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (ii) an event either not directly related to our operations or not within our management’s reasonable control or (iii) a change in accounting standards required by generally accepted accounting principles. To the extent a performance-based award is made to a covered employee and intended to comply with the provisions of section 162(m) of the Code, the committee will select section 162(m)-compliant performance goals for such performance-based awards.

In determining the payout of any performance awards, the committee may use its discretion to decrease the amount payable pursuant to a performance award but, for awards to covered employees subject to section 162(m) of the Code, cannot increase the payout of any performance awards.

The composition of the committee meets the requirements of section 162(m) of the Code, and the committee determinations with respect to performance awards are documented in the certification required for the performance awards to qualify as “performance based compensation” under section 162(m) of the Code.

Other Terms of Awards

Awards may be settled in the form of cash, shares of Common Stock, other awards or other property, in the discretion of the committee, and may be made in a single payment or transfer, in installments or on a deferred basis. The committee may make provision for the payment or crediting of interest on installment or deferred payments or the grant or credit of dividend equivalents or other amounts in respect of installment or deferred payments denominated in shares of Common Stock. The committee may condition any payment relating to an award on the withholding of taxes and may provide that a portion of any shares of Common Stock or other property to be distributed will be withheld (or previously acquired shares of Common Stock or other property be surrendered by the participant) to satisfy withholding and other tax obligations. Awards granted under the Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant’s death, except that the committee may, in its discretion, permit transfers for estate planning or other purposes subject to any applicable restrictions under Rule 16b-3.

Awards under the Plan are generally granted without a requirement that the recipient pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law. The committee may, however, grant awards in exchange for other awards under the Plan, awards under other company plans, or other rights to payment from the company, and may grant awards in addition to and in tandem with other rights or awards.

Acceleration of Vesting; Change in Control

The committee may provide in an award agreement, or otherwise determine, that upon a “change in control” as defined in the Plan, (i) options and stock appreciation rights that previously were not vested or exercisable become immediately exercisable, or (ii) that any restrictions applicable to restricted stock, deferred stock or other stock based awards immediately lapse. In addition, the committee may provide in an award agreement that the performance goals relating to any performance award will be deemed to have been met upon the occurrence of any “change in control.”

Amendment and Termination

The Board may amend, alter, suspend, discontinue or terminate the Plan or the committee’s authority to grant awards without further stockholder approval, except that stockholder approval must be obtained for any amendment or alteration if that approval is required by law or regulation or under the rules of any stock exchange or quotation system on which our shares of Common Stock are then listed or quoted. Thus, stockholder approval may not necessarily be required for every amendment to the Plan which might increase the cost of the Plan or alter the eligibility of persons to receive awards. Stockholder approval will not be deemed to be required under laws or regulations, such as those relating to ISOs, that condition favorable treatment of participants on such approval, although the Board may, in its discretion, seek stockholder approval in any circumstance in which it deems such approval advisable. Unless earlier terminated by the Board, the Plan will terminate at the earliest of (a) when no shares of Common Stock remain available for issuance under the Plan, (b) termination of the Plan by the Board or (c) the tenth anniversary of the effective date of the Plan. Awards outstanding upon expiration of the Plan will remain in effect until they have been exercised or terminated, or have expired.

Federal Income Tax Consequences of Awards

The Plan is not qualified under the provisions of section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974.

Nonqualified Stock Options

Under the Code, the grant of a nonqualified stock option is generally not taxable to the optionee. On exercise of a nonqualified stock option granted under the Plan, an optionee will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the shares of stock acquired on exercise of the option over the exercise price. If the optionee is an employee of us or any of our subsidiaries or affiliates, that income will be subject to the withholding of Federal income tax. The optionee’s tax basis in those shares will be equal to their fair market value on the date of exercise of the option, and his holding period for those shares will begin on that date.

If an optionee pays for shares of stock on exercise of an option by delivering shares of Common Stock, the optionee will not recognize gain or loss on the shares delivered, even if their fair market value at the time of exercise differs from the optionee’s tax basis in them. The optionee, however, otherwise will be taxed on the exercise of the option in the manner described above as if he had paid the exercise price in cash. If a separate identifiable stock certificate is issued for that number of shares equal to the number of shares delivered on exercise of the option, the optionee’s tax basis in the shares represented by that certificate will be equal to his tax basis in the shares delivered, and his holding period for those shares will include his holding period for the shares delivered. The optionee’s tax basis and holding period for the additional shares received on exercise of the option will be the same as if the optionee had exercised the option solely in exchange for cash.

We will be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income taxable to the optionee, provided that amount constitutes an ordinary and necessary business expense for us and is reasonable in amount, and if the recipient is an employee, either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.

Incentive Stock Options

The Plan provides for the grant of stock options that qualify as “incentive stock options” as defined in section 422 of the Code, which we refer to as ISOs. Under the Code, an optionee generally is not subject to tax upon the grant or exercise of an ISO. In addition, if the optionee holds a share received on exercise of an ISO for at least two years from the date the option was granted and at least one year from the date the option was exercised, which we refer to as the required holding period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder’s tax basis in that share will be long-term capital gain or loss.

If, however, an optionee disposes of a share acquired on exercise of an ISO before the end of the required holding period, which we refer to as a disqualifying disposition, the optionee generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share on the date the ISO was exercised over the exercise price. If, however, the disqualifying disposition is a sale or exchange on which a loss, if realized, would be recognized for Federal income tax purposes, and if the sales proceeds are less than the fair market value of the share on the date of exercise of the option, the amount of ordinary income recognized by the optionee will not exceed the gain, if any, realized on the sale. If the amount realized on a disqualifying disposition exceeds the fair market value of the share on the date of exercise of the option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

An optionee who exercises an ISO by delivering shares of stock acquired previously pursuant to the exercise of an ISO before the expiration of the required holding period for those shares is treated as making a disqualifying disposition of those shares. This rule prevents “pyramiding” on the exercise of an ISO (that is, exercising an ISO for one share and using that share, and others so acquired, to exercise successive ISOs) without the imposition of current income tax.

For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired on exercise of an ISO exceeds the exercise price of that option generally will be an adjustment included in the optionee’s alternative minimum taxable income for the year in which the option is exercised. If, however, there is a disqualifying disposition of the share in the year in which the option is exercised, there will be no adjustment with respect to that share. If there is a disqualifying disposition in a later year, no income with respect to the disqualifying disposition is included in the optionee’s alternative minimum taxable income for that year. In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the option is exercised.

We are not allowed an income tax deduction with respect to the grant or exercise of an incentive stock option or the disposition of a share acquired on exercise of an incentive stock option after the required holding period. However, if there is a disqualifying disposition of a share, we are allowed a deduction in an amount equal to the ordinary income includible in income by the optionee, provided that amount constitutes an ordinary and necessary business expense for us and is reasonable in amount, and, if the optionee is an employee, either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.

Stock Awards

Generally, the recipient of a stock award will recognize ordinary compensation income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is not vested when it is received under the Plan (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary compensation income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days of his or her receipt of the stock award, to recognize ordinary compensation income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient in exchange for the stock.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired as stock awards will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested. Upon the disposition of any stock received as a stock award under the Plan, the difference between the sales price and the recipient’s basis in the shares will be treated as a capital gain or loss and generally will be characterized as long-term capital gain or loss if the shares have been held for more than one year from the date as of which he or she would be required to recognize any compensation income.

We will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income taxable to the recipient, provided that amount constitutes an ordinary and necessary business expense for us and is reasonable in amount, and, if the recipient is an employee, either the employee includes that amount in income or we satisfy our reporting requirements with respect to that amount.

Stock Appreciation Rights

We may grant stock appreciation rights, which we refer to as “SARs,” separate from any other award, or in tandem with options under the Plan. Generally, the recipient of an SAR will not recognize any taxable income at the time the SAR is granted. When the SAR is exercised, the recipient receives the appreciation inherent in the SARs in cash, the cash will be taxable as ordinary compensation income to the recipient at the time that the cash is received. If the recipient receives the appreciation inherent in the SARs in shares of stock, the recipient will recognize ordinary compensation income equal to the excess of the fair market value of the stock on the day it is received over any amounts paid by the recipient for the stock.

SARs may be issued in tandem with a stock option. Under this type of arrangement, the exercise of an SAR will result in the cancellation of an option, and the exercise of an option will result in a cancellation of an SAR. If the recipient of a tandem SAR elects to surrender the underlying option in exchange for cash or shares of stock equal to the appreciation inherent in the underlying option, the tax consequences to the recipient will be the same as discussed above relating to the SARs. If the recipient elects to exercise the underlying option, the holder will be taxed at the time of exercise as if he or she had exercised a nonqualified stock option (discussed above). As a result, the recipient will recognize ordinary income for federal tax purposes measured by the excess of the then fair market value of the shares of stock over the exercise price.

Dividend Equivalents

Generally, the recipient of a dividend equivalent award will recognize ordinary compensation income at the time the dividend equivalent award is received equal to the fair market value of the amount received. The company generally will be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income that the employee is required to recognize as a result of the dividend equivalent award, provided that the deduction is not otherwise disallowed under the Code.

Section 409A of the Code

The Plan is also intended to comply with Section 409A of the Code and all provisions of the Plan are to be interpreted in a manner consistent with the applicable requirements of Section 409A of the Code. Section 409A of the Code governs the taxation of deferred compensation. Any participant that is granted an award that does not comply with section 409A could be subject to immediate taxation on the award (even if the award is not exercisable) and an additional 20% tax on the award.

Section 162 Limitations

Section 162(m) to the Code, generally disallows a public company’s tax deduction for compensation to covered employees in excess of $1 million in any tax year. Compensation that qualifies as “performance-based compensation” is excluded from the $1 million deductibility cap, and therefore remains fully deductible by the company that pays it. We intend that awards granted to employees under the Plan whom the committee expects to be covered employees at the time a deduction arises in connection with such options, may, if and to the extent so intended by the committee, be granted in a manner that will qualify as such “performance-based compensation,” so that such awards would not be subject to the Section 162(m) deductibility cap of $1 million. Future changes in Section 162(m) or the regulations thereunder may adversely affect our ability to ensure that awards under the Plan will qualify as “performance-based compensation” that are fully deductible by us under Section 162(m).

Importance of Consulting Tax Adviser

The information set forth above is a summary only and does not purport to be complete. In addition, the information is based upon current Federal income tax rules and therefore is subject to change when those rules change. Moreover, because the tax consequences to any recipient may depend on his particular situation, each recipient should consult his tax adviser as to the Federal, state, local and other tax consequences of the grant or exercise of an award or the disposition of stock acquired as a result of an award.

Vote required and recommendation

Proposal Three requires the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote.

The Board of Directors recommends that stockholders vote “For” the proposal to amend the Plan. Unless otherwise specified, the enclosed proxy will be voted “For” approval of Proposal Three.

PROPOSAL FOUR — RATIFICATION OF INDEPENDENT ACCOUNTING FIRM

Independent Registered Public Accounting Firm

On April 27, 2016, the Board unanimously approved the Audit Committee’s recommendation to appoint BDO USA, LLP (“BDO”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016, and directed that the selection of BDO be submitted to the stockholders for ratification at the Annual Meeting. Although the Company is not required to submit the selection of independent registered public accountants for stockholder approval, if the stockholders do not ratify this selection, the Board may reconsider its selection of BDO. The Board considers BDO to be well qualified to serve as the independent auditors for the Company; however, even if the selection is ratified, the Board may direct the appointment of a different independent registered public accounting firm at any time during the current or subsequent fiscal year if the Audit Committee and Board determine that the change would be in the Company’s best interests.

Audit Fees

BDO has served as the independent registered public accounting firm of the Company since 2012. The following table sets forth the fees billed to the Company by BDO and BDO S.p.A. for its audits of the Company’s consolidated annual financial statements and other services for the years ended December 31, 2015 and 2014.

	2015	2014
Audit Fees	$341,000	$280,725
Audit Related Fees	$99,000	—
Tax Fees	—	—
All Other Fees	—	—

Total Fees	$440,000	$280,725

Audit Fees. This category includes fees billed by BDO USA, LLP in 2014 and 2015 and by BDO S.p.A. for 2015 for professional services for the audit of our annual financial statements, review of financial statements included in our quarterly reports on Form 10-Q, and services that are normally provided by the independent auditor in connection with statutory and regulatory filings or engagements for the relevant fiscal years.

Audit-Related Fees. This category includes fees billed in the fiscal years shown for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under the category “Audit Fees.” The “Audit-Related Fees” during 2015 pertained to services provided by BDO S.p.A. in relation to the carve-out audits of the ALF-X System (a carve-out of SOFAR S.p.A.).

Tax Fees. This category includes fees billed in the fiscal years shown for professional services for tax compliance, tax advice, and tax planning. There were no “Tax Fees” billed to us in 2014 or 2015.

All Other Fees. This category includes fees billed in the fiscal years shown for products and services provided by the principal accountant that are not reported in any other category. There were no “All Other Fees” billed to us in 2014 or 2015.

Pre-Approval Policies and Procedures

Our Audit Committee has a policy in place that requires its review and pre-approval of all audit and permissible non-audit services provided by our independent auditors. The services requiring pre-approval by the audit committee may include audit services, audit-related services, tax services and other services. The pre-approval requirement is waived with respect to the provision of non-audit services if (i) the aggregate amount of all such non-audit services provided to us constitutes not more than 5% of the total amount of revenues paid by us to our independent auditors during the fiscal year in which such non-audit services were provided, (ii) such services were not recognized at the time of the engagement to be non-audit services, and (iii) such services are promptly brought to the attention of the Audit Committee or by one or more of its members to whom authority to grant such approvals has been delegated by the Audit Committee.

Attendance at Annual Meeting

Representatives of BDO intend to be present at the Annual Meeting and will be available to respond to questions.

Vote required and recommendation

The ratification of the appointment of BDO as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016 requires the affirmative vote of a majority of the votes cast by the holders of common stock entitled to vote.

The Board recommends that stockholders vote “For” the ratification of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016. Unless otherwise specified, the enclosed proxy will be voted “For” approval of Proposal Four.

OTHER MATTERS

Management and the Board of Directors of the Company know of no matters to be brought before the Meeting other than as set forth herein. However, if any such other matters properly are presented to the stockholders for action at the Meeting and any adjournments or postponements thereof, it is the intention of the proxy holder named in the enclosed proxy to vote in his discretion on all matters on which the shares represented by such proxy are entitled to vote.

ANNUAL REPORT TO STOCKHOLDERS

Included with this proxy statement is the Company’s Annual Report on Form 10-K for the year ended December 31, 2015.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

Only one proxy statement and annual report is being delivered to stockholders sharing an address, unless we have received contrary instructions from one or more of the stockholders. Upon the written or oral request of a stockholder, we will deliver promptly a separate copy of the proxy statement and annual report to a stockholder at a shared address to which a single copy was delivered. Stockholders desiring to receive a separate copy now or in the future may contact us through at our corporate offices at 635 Davis Drive, Suite 300, Morrisville, North Carolina 27560 or by telephone, (919) 765-8400. In addition, stockholders sharing an address can request delivery of a single copy of annual reports or proxy statements if they are receiving multiple copies upon written or oral request to us at the address and telephone number stated above.

STOCKHOLDER PROPOSALS

Stockholder proposals intended to be included in our proxy statement and proxy for our 2017 annual meeting of stockholders pursuant to the provisions of Exchange Act Rule 14a-8 must be received by us at our executive offices by December 30, 2016.

Under our bylaws, only such business shall be conducted as shall have been brought before the meeting as specified in the meeting notice, by or at the direction of the Board or by any stockholder who is a stockholder of record at the time of giving of the meeting notice, who is entitled to vote at such meeting and who complies with the notice procedures set forth in Section 2.05 of our bylaws. Pursuant to such notice procedures, a stockholder notice of a matter to be considered for the 2017 annual meeting must be received by the Company no earlier than December 30, 2016 and no later than January 30, 2017 to be considered timely for the 2017 annual meeting of stockholders. For any proposal that is otherwise permitted at the 2017 annual meeting of stockholders, but was not submitted to the Company on or before March 15, 2017, the persons named as proxy in the proxy card will be allowed to use his discretionary voting authority pursuant to Exchange Act Rule 14a-4(c)(1). Stockholder proposals should be directed to our Corporate Secretary, 635 Davis Drive, Suite 300, Morrisville, North Carolina 27560.

ANNEX A

TRANSENTERIX, INC.

AMENDMENT TO

AMENDED AND RESTATED INCENTIVE COMPENSATION PLAN,

AS AMENDED

EFFECTIVE DATE:

This Amendment No. 1, dated and effective                      (the “Amendment”) is an amendment to the Amended and Restated Incentive Compensation Plan, as amended (the “Plan”), of TransEnterix, Inc., a Delaware corporation (the “Company”). All capitalized terms used in this Amendment without definition have the meanings set forth in the Plan.

WHEREAS, Section 10(e) authorizes the Board of Directors of the Company (the “Board”) to make amendments to the Plan, subject to stockholder approval as required by law or agreement.

WHEREAS, on April 27, 2016, the Board approved amendments to the Plan to increase the number of shares available for awards under the Plan b 7,000,000 from 11,940,000 to 18,940,000, and to provide for maximum award limits for annual equity awards to non-employee directors, and submitted the Amendment to the Company’s stockholders for approval at the Annual Meeting of Stockholders held on June 8, 2016.

[WHEREAS, on June 8, 2016, the stockholders approved the foregoing amendments to the Plan.]

NOW, THEREFORE, intending to be legally bound, and in accordance with the approvals set forth in the WHEREAS clauses, which are incorporated by reference into this Amendment, the Company amends the Plan as follows:

1. Section 4(a) of the Plan is deleted in its entirety and is replaced by the following:

“4. Shares Subject to Plan.

(a) Limitation on Overall Number of Shares Available for Delivery Under Plan. Subject to adjustment as provided in Section 10(c) hereof, the total number of Shares reserved and available for delivery under the Plan shall be 18,940,000. Any Shares that are subject to Awards shall be counted against this limit as one (1) Share for every one (1) Share granted. Any Shares delivered under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares.”

2. Section 4 of the Plan is amended to add a new subsection 4(d) as follows:

“(d) Limitation on Number of Shares Subject to Awards to Non-Employee Directors. Subject to Section 10(c) of the Plan, the aggregate number of Shares subject to Awards granted under the Plan during any calendar year to any non-employee Director shall not exceed 100,000, except that in connection with his or her initial appointment to the Board, such non-employee Director may be granted an Award covering up to an additional 100,000 Shares.”

3. Except as amended by this Amendment, the Plan continues in full force and effect.

4. In the event of a conflict between this Amendment and the Plan, this Amendment shall govern.

Adopted by the Board of Directors: April 27, 2016

Adopted by the stockholders:

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet – QUICK « « « EASY

IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 7:00 p.m., Eastern Time, on June 7, 2016.

INTERNET/MOBILE – www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.
MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided
PLEASE DO NOT RETURN THE PROXY CARD IF YOUARE VOTING ELECTRONICALLY.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY	Please mark your votes like this	☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL NOMINEES” FOR PROPOSAL 1, “FOR” PROPOSAL 2, “FOR” PROPOSAL 3 AND “FOR” PROPOSAL 4.

1.	Election of nine directors. NOMINEES: (1) Paul A. LaViolette (2) Todd M. Pope (3) Andrea Biffi (4) Jane H. Hsiao, Ph.D., MBA (5) William N. Kelley, M.D. (6) Aftab R. Kherani, M.D. (7) David B. Milne (8) Richard C. Pfenniger, Jr. (9) William N. Starling	FOR ALL NOMINEES ☐	WITHHOLD AUTHORITY for all Nominees ☐	FOR ALL EXCEPT ☐	3.	Vote to amend the TransEnterix, Inc. Amended and Restated Incentive Compensation Plan (“the Plan”) to increase the number of shares reserved for issuance under the Plan and establish maximum equity award limits for awards to non-employee directors.	FOR ☐	AGAINST ☐	ABSTAIN ☐

					4.	Ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.	FOR ☐	AGAINST ☐	ABSTAIN ☐

					5.	In their discretion, the proxy holders are authorized to vote upon such other matters as may properly come before the Annual Meeting or any postponement or adjournment thereof.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and, in the list above, strike a line through the name of the nominee for whom you wish to withhold your vote.					The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement for the June 8, 2016 meeting.

2.	Advisory vote on the approval of the compensation of the Company’s Named Executive Officers for 2015.	FOR ☐	AGAINST ☐	ABSTAIN ☐	COMPANY ID: PROXY NUMBER: ACCOUNT NUMBER:

Signature	Signature, if held jointly	Date	, 2016.

▲ FOLD HERE ● DO NOT SEPARATE ● INSERT IN ENVELOPE PROVIDED ▲

PROXY CARD
TransEnterix, Inc.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS — JUNE 8, 2016

The undersigned hereby appoints Todd M. Pope and Joseph P. Slattery and each of them severally, as proxies of the undersigned, each with full power to appoint his substitute, to represent the undersigned at the Annual Meeting (the “Annual Meeting”) of Stockholders of TransEnterix, Inc. (the “Company”) to be held on June 8, 2016, at 2515 Meridian Parkway, Durham, North Carolina 27713, and at any adjournments thereof, and to vote thereat all shares of common stock of the Company held of record by the undersigned at the close of business on April 18, 2016 in accordance with the instructions set forth on this proxy card and, in their discretion, to vote such shares on any other business as may properly come before the Annual Meeting and on matters incident to the conduct of the Annual Meeting. Any proxy heretofore given by the undersigned with respect to such stock is hereby revoked.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF ELECTING THE NINE NOMINEES TO THE BOARD OF DIRECTORS; FOR APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS FOR 2015; FOR THE AMENDMENT OF THE TRANSENTERIX, INC. AMENDED AND RESTATED INCENTIVE COMPENSATION PLAN; FOR THE RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2016; AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS THE PROXIES HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

PLEASE MARK, DATE AND SIGN THIS PROXY ON THE REVERSE SIDE AND RETURN IT IN THE

ENCLOSED ENVELOPE